UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ORLEANS HOMEBUILDERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORLEANS HOMEBUILDERS, INC.
3333 Street Road, Suite 101
Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 6, 2007

To the Stockholders of Orleans Homebuilders, Inc.:

The Annual Meeting of Stockholders of Orleans Homebuilders, Inc. (the “Company”) will be held on Thursday, December 6, 2007 at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 5), for the following purposes:

1.             Election of directors;

2.             Approval of the Second Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, as amended, to increase the number of shares of Common Stock authorized for issuance under the plan from 400,000 shares to 2,000,000 shares and to allow the Compensation Committee (in its capacity as the Plan Administration Committee) to modify the option exercise price of an option without further approval of the Company’s stockholders;

3.             Approval of the Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler; and

4.             Transaction of such other business as properly may be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 26, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. Only stockholders of record on the transfer books of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

It is important that your shares be represented and voted at the meeting. Please mark, sign, date and return the enclosed proxy in the envelope provided for that purpose even if you plan to attend the meeting. A person giving a proxy has the power to revoke it by written notice to the secretary of the Company, and any stockholder who is present at the meeting may revoke the proxy and vote in person. Stockholders who hold their shares through a broker (in “street name”) should follow the voting instructions provided by their broker.

October 26, 2007

By Order of the Board of Directors

MICHAEL T. VESEY
President, Chief Operating Officer and Director

ORLEANS HOMEBUILDERS, INC.

Corporate Headquarters:

3333 Street Road, Suite 101
Bensalem, Pennsylvania 19020
Telephone Number: (215) 245-7500

PROXY STATEMENT

This proxy statement, which is being sent to stockholders on or about November 5, 2007, is furnished to stockholders of Orleans Homebuilders, Inc. (the “Company”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”), by order of the Board of Directors of the Company. The meeting will be held on Thursday, December 6, 2007, at 11:00 a.m., Philadelphia time, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 (Conference Room 5), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date of stockholders entitled to notice of and to vote at the meeting has been fixed as the close of business on October 26, 2007. Only stockholders of record at the close of business on the record date shall be entitled to notice of and to vote at the meeting.

As of October 24, 2007, the Company had outstanding 18,501,641 shares of Common Stock (excluding 196,490  shares held in treasury), par value $0.10 per share, which are eligible to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote.

ii

VOTING AND REVOCABILITY OF PROXIES

Each share of outstanding Orleans Homebuilders, Inc. (the “Company”) Common Stock, par value $0.10 per share (“Common Stock”), entitles the holder to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting. Under the Company’s by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

Shares of the Company’s Common Stock represented by any unrevoked proxy in the enclosed form will be voted in accordance with the specifications made on the proxy, if it is properly executed and received prior to voting at the Annual Meeting. Any properly executed proxy received on a timely basis on which no specification has been made by the stockholder will be voted (1) “FOR” the election as directors of the nominees listed herein (or for such substitute nominees as may be nominated in the event the initial nominees become unavailable), (2) “FOR” approval of the Second Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, as amended (3) “FOR” approval of the Orleans Homebuilders, Inc. Cash Bonus Plan for Garry Herdler, and (4) in the discretion of the Proxy Committee of the Board of Directors, upon all other matters requiring a vote of stockholders which may properly come before the meeting and of which the Board of Directors was not aware a reasonable time before this solicitation. If the enclosed proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company or by delivering a duly executed proxy bearing a later date. The proxy shall be deemed revoked if a stockholder is present at the meeting and elects to vote in person.

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company and any costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy, this proxy statement and the Annual Report to Stockholders, which are herewith enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing. The Proxy Committee, selected by the Board of Directors, consists of Jeffrey P. Orleans, Chief Executive Officer and Chairman of the Board of Directors of the Company, and Benjamin D. Goldman, Vice Chairman of the Board of Directors of the Company.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Under applicable Delaware law, votes that are withheld and broker non-votes will be excluded entirely from the vote and will not affect the outcome of the election of directors, as directors are elected by a plurality of votes cast. The proposals to approve the Second Amended and Restated 2004 Omnibus Stock Incentive Plan, as amended, and the Cash Bonus Plan for Garry Herdler require approval by the majority of the shares present, in person or by proxy, and entitled to vote at the meeting. Under applicable Delaware law, abstentions with respect to these proposals will have the same effect on the outcome as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote on these proposals. Jeffrey P. Orleans, Chairman of the Board of Directors and Chief Executive Officer, controls a majority of the voting power of the Common Stock. Mr. Orleans has informed the Company that he intends to vote his shares of Common Stock in favor of the election as directors of the nominees listed in this Proxy Statement, the approval of the Second Amended and Restated 2004 Omnibus Stock Incentive Plan, as amended, and the approval of the Cash Bonus Plan for Garry Herdler, which means that the directors will be elected and the Second Amended and Restated 2004 Omnibus Stock Incentive Plan, as amended, and the Cash Bonus Plan for Garry Herdler will be approved, regardless of the votes of the Company’s other stockholders. Dissenters do not have any appraisal or similar rights with respect to the election of the directors, the approval of the Second Amended and Restated 2004 Omnibus Stock Incentive Plan, as amended, or the approval of the Cash Bonus Plan for Garry Herdler.

PROPOSAL ONE

ELECTION OF DIRECTORS

The stockholders are being asked to elect ten directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are Messrs. Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey, all of whom are currently directors of the Company. Assuming a quorum is present, the ten nominees receiving the highest number of votes cast at the meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

In the event that any nominee for director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise indicated by the stockholder on the proxy.

Name	Age	Present Position with the Company	Director Since

Benjamin D. Goldman	61	Vice Chairman of the Board	1992
Jerome S. Goodman(1)(2)	73	Director	2001
Robert N. Goodman(3)	55	Director	1994
Andrew N. Heine(2)(3)	78	Director	1994
David Kaplan(2)(4)	63	Director	1994
Lewis Katz(1)	65	Director	1987
Jeffrey P. Orleans(1)	61	Chairman of the Board and Chief Executive Officer	1983
Robert M. Segal	72	Director	2002
John W. Temple(3)(4)	70	Director	2002
Michael T. Vesey	48	Director, President and Chief Operating Officer	2001

(1)                                  Member of the Executive Committee.

(2)                                  Member of the Nominating Committee

(3)                                  Member of the Audit Committee.

(4)                                  Member of the Compensation Committee.

Directors

Benjamin D. Goldman was elected the Vice Chairman of the Board in April 1998 and has been a director since May 1992. From May 1992 until April 1998, he served as the Company’s President and Chief Operating Officer. Mr. Goldman has been a director of Sterling Bank of New Jersey since March 2002.

Jerome S. Goodman has been a director since April 2001. Mr. Goodman was a director of Aetna Inc. from 1988 to May 2001 and retired as Chairman of Travel One upon the sale of that firm to American Express Company on November 15, 1998. He was a trustee of Resource Asset Investment Trust, a real estate investment trust, from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC.

Robert N. Goodman has been a director since April 1994. Since 1998, he has served as President of Resmark Equity Partners, LLC (formerly known as Olympic Realty Advisors II, LLC), a finance company providing equity and debt capital for single-family residential homebuilding projects.

Andrew N. Heine has been a director since April 1994. Mr. Heine is a private investor who had previously been a practicing attorney and was a director of Citizens Communications Company from 1975 until 2005.

David Kaplan has been a director since April 1994. Since 1996, Mr. Kaplan has been a principal in Autumn Hill Capital, Inc., a real estate advisory and investment banking firm, and managing partner of Kingsbridge Partners LLC, a real estate investment firm. Prior to that time, he was a principal of Victor Capital Group, L.P., which engaged in real estate advisory services and investment banking.

Lewis Katz has been a director since 1987. From 1972 to 1997, he was a partner in the law firm of Katz, Ettin & Levine, P.A., Cherry Hill, New Jersey, which has performed legal services for the Company in the past year, and he is now Of Counsel to such law firm. Mr. Katz is a director of Central Parking Corporation.

Jeffrey P. Orleans has been a director since 1983 and has served as the Company’s Chairman of the Board and Chief Executive Officer since September 1986. From September 1986 to May 1992, he also served as the Company’s President. In addition, Mr. Orleans was a trustee of Pennsylvania Real Estate Investment Trust from 1986 until June 2004.

Robert M. Segal has been a director since August 2002. Since February 1, 2007, Mr. Segal has served as Senior Counsel in the law firm Wolf, Block, Schorr and Solis-Cohen LLP. For more than five years, prior to assuming his position as Senior Counsel, Mr. Segal was a partner in that law firm, which serves as the Company’s outside general counsel.

John W. Temple has been a director since April 2002. For more than five years, Mr. Temple has been the President and Chief Executive Officer of Temple Development Company, a real estate development company.

Michael T. Vesey has been a director since September 2001 and has served as the Company’s President and Chief Operating Officer since April 1998.

Director Independence

Under the applicable rules of the American Stock Exchange, for a director to be considered independent, the Board of Directors must affirmatively determine that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment.  The Board of Directors has affirmatively determined that each of the following individuals is an “independent” director of the Company as defined by the American Stock Exchange: Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz and John W. Temple.  Accordingly, a majority of the members of the Company’s Board of Directors has been determined to meet the American Stock Exchange’s standards for independence. The Company’s independent directors meet in executive session as often as necessary to fulfill their duties, but no less than annually.

Committees and Meetings of the Board of Directors

The Board of Directors held four meetings and acted twice by written consent during the fiscal year ended June 30, 2007 (“Fiscal 2007”). During Fiscal 2007 all incumbent directors attended in person or by conference call 100% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which they served during their incumbency.

The Company has standing Executive, Audit, Nominating and Compensation Committees.

Executive Committee

The Executive Committee is comprised of Jeffrey P. Orleans (Chairman), Jerome S. Goodman and Lewis Katz. The Executive Committee has and exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. During Fiscal 2007, the Executive Committee did not meet.

Audit Committee

The Audit Committee is comprised of John W. Temple (Chairman), Robert N. Goodman and Andrew N. Heine. During Fiscal 2007, the Audit Committee met six times and each director on the committee attended each meeting.

The Audit Committee is governed by the Company’s Audit Committee Charter. A copy of the Charter is attached as Appendix A to this Proxy Statement. Copies of the Charter can also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. As set forth in the Charter, the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company’s outside auditor. In discharging its oversight role, the Audit Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

The Audit Committee has the sole authority to select the outside auditors who will perform the audit of the Company’s financial statements or other audit, review or attest services, considering independence and effectiveness, and to approve the fees and other compensation to be paid to the outside auditors. The Audit Committee is also responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting. The outside auditors are to report directly to the Audit Committee and the Audit Committee is to provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the Board of Directors.

Nominating Committee

The Nominating Committee is comprised of Andrew N. Heine, David Kaplan and Jerome S. Goodman. The Nominating Committee considers and makes recommendations to the Board of Directors with respect to board qualifications, structure and membership. A Charter governing the Nominating Committee was adopted by the Board of Directors in August 2004. A copy of the Charter governing the Nominating Committee is attached as Appendix B to this Proxy Statement and may also be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. The Charter is not available on the Company’s website. The Nominating Committee held one meeting during Fiscal 2007 to make a recommendation to the Board of Directors as to director nominees to be voted upon at the 2007 Annual Meeting.

Compensation Committee

The Compensation Committee is comprised of David Kaplan (Chairman) and John W. Temple. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the Company’s compensation plans, including incentive-compensation and equity-based plans, policies and programs, and administers the Company’s equity compensation plans. Under the Compensation Committee Charter, the Compensation Committee is also directly responsible for establishing the salary, bonus and other compensation of the Company’s executive officers other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee is responsible for making recommendations to the Board of Directors with respect to his salary, bonus and other compensation. The Compensation Committee met twice during Fiscal 2007. Copies of the Charter of the Compensation Committee can be obtained free of charge by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Chief Financial Officer. See “Compensation Discussion and Analysis” beginning on page 19 for additional information.

Compensation Committee Interlocks and Insider Participation

For Fiscal 2007, no employee or officer or former employee or officer of the Company was a member of the Compensation Committee and there were no relationships involving Messrs. Kaplan and Temple, the members of the Company’s Compensation Committee, required to be reported pursuant to Item 404 of Regulation S-K.

Code of Business Conduct & Ethics

The Company has adopted a Code of Business Conduct & Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, and portions of which code are intended to meet the definition of a “code of ethics” under applicable Securities and Exchange Commission rules.  All directors, officers and managers, including the principal executive officer, principal financial officer, controller and persons performing similar functions, are required to affirm in writing their acceptance of the code.  Copies of the code can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or individual directors, may do so in writing by directing correspondence to a director or directors at the address appearing on the first page of this proxy statement.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of Company’s board of directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts.  All members of the board of directors attended, either in person or via teleconference, the Company’s Annual Meeting of Stockholders held on December 7, 2006.

Director Compensation

Each director who is not an employee of the Company is entitled to receive a basic fee of $6,000 annually for his service on the Company’s Board of Directors. In addition, each non-employee director is entitled to receive an attendance fee of $5,000 for each board meeting ($2,500 if attending via teleconference) and $500 for each committee meeting. Any director who is also an employee of the Company is not separately compensated for his service as a director. In addition to cash compensation, the Company has in the past granted directors options to acquire Common Stock, however, no options were awarded to Directors in Fiscal 2007.

The following table sets forth information as to all compensation paid by the Company for services in the Company’s last fiscal year ended June 30 to the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Benjamin D. Goldman (1)	—	—	—	—	—	—	—

Jerome S. Goodman	26,500	—	—	—	—	—	26,500

Robert N. Goodman	26,500	—	—	—	—	—	26,500

Andrew N. Heine	27,000	—	—	—	—	—	27,000

David Kaplan	27,500	—	—	—	—	—	27,500

Lewis Katz	23,500	—	—	—	—	—	23,500

Jeffrey P. Orleans (1)	—	—	—	—	—	—	—

Robert M. Segal	26,000	—	—	—	—	—	26,000

John W. Temple	27,500	—	—	—	—	—	27,500

Michael T. Vesey (1)	—	—	—	—	—	—	—

(1)	Each of Messrs. Goldman, Orleans and Vesey are employees of the Company, who are not eligible for compensation for their service as members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO

APPROVAL OF SECOND AMENDED AND RESTATED
ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED

On February 26, 2007, the Board of Directors approved and adopted an amendment to and restatement of the Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan to increase the number of shares of the Company’s Common Stock available under the 2004 Stock Incentive Plan from 400,000 shares to 1,000,000 shares. Subsequently, on September 27, 2007, the Board of Directors adopted a further amendment to the Amended and Restated Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan to increase the number of shares of the Company Common Stock available from 1,000,000 to 2,000,000 and, on October 10, 2007, the Board adopted a further amendment to allow the Plan Administration Committee (presently, the Compensation Committee) to modify the exercise price of an option without the further approval of the Company’s stockholders (as amended, the “Second Amended and Restated Plan”). Other than these revisions, the material terms of the Amended and Restated 2004 Omnibus Stock Incentive Plan were not changed in the Second Amended and Restated Plan. Under the Second Amended and Restated Plan, and subject to stockholder approval, the Company has granted to an executive officer an option to acquire 240,000 shares of the Company’s Common Stock. The option vests in five equal annual installments starting on February 27, 2008, has an exercise price of $15.60 per share, the fair market value on the date of grant, and expires in accordance with the terms of the Second Amended and Restated Plan. The Board of Directors recommends that the stockholders approve the Second Amended and Restated Plan.

The Second Amended and Restated Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliates (as defined below) (collectively, “Employees”), to provide Employees with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend by awarding them grants under the Second Amended and Restated Plan consisting of options (“Options”) for the purchase of shares of the Company’s Common Stock, awards of Common Stock (“Awards”) and/or awards of stock appreciation rights (“SARs”). Grants of Options, Awards and SARs are each referred to individually as a “Grant” and collectively as “Grants. “  “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, and, for purposes of Grants other than ISOs (as defined below), any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Plan Administration Committee (as defined below) determines should be treated as an Affiliate for purposes of the Second Amended and Restated Plan. The Second Amended and Restated Plan also is intended to provide an additional incentive to directors of the Company who are not employees to serve on the Board of Directors of the Company or the board(s) of directors (or similar governing bodies) of an Affiliate and to devote themselves to the future success of the Company through Grants. In addition, the Second Amended and Restated Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

Section 162(m) of the Code denies a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid to the Chief Executive Officer and to any of the four most highly compensated officers (in addition to the Chief Executive Officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) unless the compensation is “performance-based.” The Second Amended and Restated Plan is intended to permit the grant of stock options and/or stock appreciation rights pursuant to such terms and conditions so that the compensation recognized on exercise of such stock options qualifies as “performance-based” compensation for these purposes.

Key Provisions of the Second Amended and Restated Plan

The key provisions of the Second Amended and Restated Plan are as follows:

Administration

The Board of Directors of the Company may administer the Second Amended and Restated Plan and/or it may designate a committee or committees composed of two or more directors to administer the Second Amended and Restated Plan with respect to all or a designated portion of the participants. To the extent that the Plan Administration Committee (as defined below) is empowered to grant Options to Section 16 Officers (as defined below) or persons whose compensation might have limits on deductibility under Section 162(m) of the Code, the Board of Directors of the Company may, at its discretion, appoint a separate non-employee director to administer the Second Amended and Restated Plan with respect to those persons. Any committee designated by the Board of Directors of the Company to administer the Second Amended and Restated Plan, and the Board of Directors itself in its administrative capacity with respect to the Second Amended and Restated Plan, is referred to as the “Plan Administration Committee.”  “Section 16 Officer” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to the Common Stock. The Board of Directors has designated the Compensation Committee to administer the Second Amended and Restated Plan.

The Plan Administration Committee has the power and authority to: (a) interpret the Second Amended and Restated Plan; (b) adopt, amend and revoke policies, rules and/or regulations for administration of the Second Amended and Restated Plan that are not inconsistent with its express terms; and (c) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by Grants or constitute a material amendment for any purpose under the Code. In addition, the Plan Administration Committee has the authority, subject to any specific provisions or limitations applicable under the Second Amended and Restated Plan, to make such adjustments to the terms and conditions of any Grants, including the modification of the exercise price of options, in order to take into account any facts and circumstances that influence the effectiveness of the Second Amended and Restated Plan as a method of providing appropriate current performance incentives for recipients of Grants. The facts and circumstances the Plan Administration Committee may take into account include, but are not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees.

The Second Amended and Restated Plan provides that no member of the Board of Directors of the Company will be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Second Amended and Restated Plan or the making of any Grants under the Second Amended and Restated Plan, except in the case of (a) any breach of such member’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, concerning unlawful payment of dividends and unlawful stock purchases and redemptions, and (d) any transaction from which the member derived an improper personal benefit. In addition, the Second Amended and Restated Plan provides that service on the Plan Administration Committee constitutes service as a member of the Board of Directors of the Company and that each member of the Plan Administration Committee is entitled, without further act on the member’s part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Second Amended and Restated Plan or the making of any Grants under the Second Amended and Restated Plan in which the member may be involved by reason of the member being or having been a member of the Plan Administration Committee, whether or not the member continues to be a member of the Plan Administration Committee at the time of the action, suit or proceeding.

Eligibility

All Employees, members of the Board of Directors of the Company, members of the boards of directors (or similar governing bodies) of the Company’s Affiliates and consultants and advisors to the Company or any Affiliate who render bona fide services to the Company unrelated to the offer or sale of securities will be eligible to receive Grants under the Second Amended and Restated Plan. The Plan Administration Committee will determine whether an individual qualifies as an Employee. As of September 30, 2007, approximately 613 Employees and 7 non-employee members of the Board of Directors and the boards of directors (or similar governing bodies) of the Company’s Affiliates were eligible to participate in the Second Amended and Restated Plan.

Number of Shares of Common Stock Subject to the Second Amended and Restated Plan

Prior to amending and restating the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, the aggregate maximum number of shares of Common Stock for which Grants could be issued under the Amended and Restated Plan was 400,000 (subject to a permitted Capitalization Adjustment, as described below). Subject to stockholder approval of Proposal Two, the aggregate maximum number of shares of Common Stock for which Grants may be issued under the Second Amended and Restated Plan is 2,000,000 (subject to a permitted Capitalization Adjustment, as described below). “Shares” means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to a SAR) which are subject to any Grant made under the Second Amended and Restated Plan. “Grant Document” means the document provided to a grantee by the Company describing and establishing the terms of any Grant made pursuant to the Second Amended and Restated Plan. The Shares will be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option or SAR terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares for which the Option or SAR was not exercised or the Shares that were conveyed back to the Company will again be available for issuance under the Second Amended and Restated Plan. On October 24, 2007, the closing price of the Common Stock as reported on the American Stock Exchange was $7.00 per share and the aggregate fair market value of the Shares subject to the Plan was $14,000,000.

Term of the Second Amended and Restated Plan

The Second Amended and Restated Plan became effective as of February 26, 2007, and was further amended on September 7, 2007 and October 10, 2007, the dates on which its terms were adopted by the Board of Directors, subject to the approval of the Second Amended and Restated Plan by February 26, 2008 by the stockholders. On February 26, 2007, the Board of Directors approved an increase in the number of shares available for issuance from 400,000 to 1,000,000 and on September 7, 2007, the Board of Directors approved a second increase in the number of shares available for issuance from 1,000,000 to 2,000,000 and, on October 10, 2007, the Board of Directors approved a new provision to allow the Plan Administration Committee to amend the exercise price of options. If the Second Amended and Restated Plan is not so approved by the stockholders, all Grants issued under the Second Amended and Restated Plan will be null and void. No Grants may be made under the Second Amended and Restated Plan on or after February 26, 2017. As of the date of this Proxy Statement Grants for 517,500 Shares have been issued under the Second Amended and Restated Plan.

Options

The Second Amended and Restated Plan authorizes grants of Options, including Options that are intended to qualify as “incentive stock options,” as defined under Section 422 of the Code (“ISOs”) and Options that are not intended to so qualify (“Non-qualified Stock Options”). Each Option granted under the Second Amended and Restated Plan will be a Non-qualified Stock Option unless the Option is specifically designated at the time of grant as an ISO. Options granted under the Second Amended and Restated Plan will be evidenced by Grant Documents in such form as the Plan Administration Committee shall approve from time to time, consistent with the terms of the Second Amended and Restated Plan.

Option Price

The price at which Shares may be purchased upon exercise of an Option (the “Option Price”) will be set forth in the applicable Grant Document along with the number of shares subject to the Option. The Option Price of each ISO will be at least 100% of the fair market value of a share of the Company’s Common Stock on the date the Option is granted. The Option Price of a Non-qualified Stock Option, unless otherwise specified in the Grant

Document, will be the fair market value of a share of the Company’s Common Stock on the date the Option is granted. Pursuant to the Second Amended and Restated Plan, if approved, the Plan Administration Committee will be able to modify the exercise price of options previously awarded without the approval of the Company’s Stockholders. In the alternative, the Plan Administration Committee may choose to cancel existing options and issue new options at a lower exercise price and with an adjusted vesting schedule to replace the cancelled options.

Exercise

No Option will be deemed to have been exercised prior to the receipt by the Company of written notice (that complies with the requirements set forth in the Second Amended and Restated Plan) of the exercise and payment in full of the Option Price, unless arrangements satisfactory to the Company have been made for payment through a broker. Subject to the terms of the Grant Document, payment of the Option Price may be made in cash, by certified check or by such other mode of payment as the Plan Administration Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. In addition, the Plan Administration Committee may provide in a Grant Document that payment may be made in whole or in part in Shares held by the grantee, although the Plan Administration Committee may impose from time to time limitations and prohibitions on the use of Shares to exercise an Option.

Expiration

In general, Options expire and are no longer exercisable after ten years from the date of grant. In addition, under the Second Amended and Restated Plan, except as otherwise provided in the applicable Grant Document, each Option will expire earlier upon the first to occur of the following: (a)immediately upon a finding by the Plan Administration Committee that the grantee engaged in disloyalty of any type to the Company or an Affiliate or has disclosed trade secrets or confidential information of the Company or an Affiliate; (b)the date, if any, set by the Plan Administration Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company; (c)the occurrence of any other event or events set forth in the Second Amended and Restated Plan or the relevant Grant Document as causing an accelerated expiration of the Option; or (d)the applicable date set forth below in connection with the grantee’s termination of employment or service with the Company or any Affiliate. For these purposes the applicable date referred to above in clause (d) of this paragraph is: (i) where the grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of resignation; (ii) where the grantee’s termination of employment or service with the Company or any Affiliate is due to the grantee’s death or disability, the date that is 180 days following termination; (iii) where the grantee’s termination of employment or service with the Company or any Affiliate is due to the grantee’s retirement, the second anniversary of termination; (iv) where the grantee is a member of the Board of Directors of the Company or of any Board of Directors (or similar governing body) of an Affiliate and is not an Employee and such grantee’s service is terminated for any reason other than disability or death, 90 days following the date of termination of service; and (v) in all other cases, 30 days after the grantee’s termination of employment or service with the Company or any Affiliate. The only Options that may be exercised subsequent to the grantee’s termination of employment or service with the Company or an Affiliate are those Options that were exercisable on the last date of employment or service and not Options which, if the grantee were still employed or rendering service during the post-termination period, would become exercisable, unless the relevant Grant Document specifically provides to the contrary or the Plan Administration Committee otherwise approves.

Transferability

Except as described below, no Option granted under the Second Amended and Restated Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the grantee. An Option, other than an ISO, also is transferable (a) pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and (b) without payment of consideration, to (i) immediate family members of the holder, (ii) trusts for the benefit of immediate family members, (iii) partnerships whose only partners are such family members, and (iv) any transferee permitted by a rule adopted by the Plan Administration Committee or approved by the Plan Administration Committee in an individual case. Any transferee will be subject to all of the conditions set forth in the Option before its transfer.

Other Provisions

Subject to the provisions of the Second Amended and Restated Plan, the Grant Documents will contain such other provisions as the Plan Administration Committee deems advisable, including, without limitation, provisions authorizing the Plan Administration Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Second Amended and Restated Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option.

Stock Appreciation Rights (SARS)

The Plan Administration Committee may grant to optionees SARs, which may or may not be granted in conjunction with an Option, each of which SAR will entitle the grantee to receive a payment upon exercise equal to the excess of the fair market value of a specified number of Shares, determined as of the date the SAR is exercised, over the “purchase price” specified in the Grant Document applicable to the SAR. The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR. In the event a SAR is granted in conjunction with an Option, the exercise of the SAR will result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option will result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the “purchase price” (which will be equal to the Option Price) and the times and circumstances in which the SAR may be exercised, will be the same as are applicable to the Option. Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Plan Administration Committee in accordance with the Second Amended and Restated Plan and set forth in the applicable Grant Document, either in Shares or in cash or in any combination thereof. For purposes of the annual and aggregate limitations on Shares that may be subject to Grants under the Second Amended and Restated Plan, the grant of a SAR not in conjunction with an Option will be treated as though such SAR constituted an Option.

Each SAR will relate either to a specific Option granted under the Second Amended and Restated Plan or to a hypothetical Option that could have been granted under the Second Amended and Restated Plan. Where a SAR is granted in conjunction with an Option granted under the Second Amended and Restated Plan, the Grant Document applicable to the Option will include provisions indicating the SAR rights. Where a SAR is granted independent of an Option granted under the Second Amended and Restated Plan, the Grant Document applicable to such SAR will indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the “purchase price” to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the Second Amended and Restated Plan.

SARs will be exercisable at such times and under such terms and conditions as the Plan Administration Committee, in its sole and absolute discretion, determines; provided, however, that a SAR that is granted concurrent with an Option will be exercisable only at such times and by such individuals as the related Option may be exercised under the Second Amended and Restated Plan and applicable Grant Document.

Awards

Awards granted pursuant to the Second Amended and Restated Plan will be evidenced by a written Grant Document in such form as the Plan Administration Committee from time to time approves. Each Grant Document will specify the purchase price, if any, that applies to the Award. If a purchase price is specified, the grantee will be required to make payment on or before the payment date provided in the Grant Document. Payment may be made in cash, by certified check payable to the order of Company or by such other mode of payment as the Plan Administration Committee may approve. In the case of an Award that provides for a grant of Shares without any payment by the grantee, the grant will take place on the date specified in the Grant Document. In the case of an Award that provides for payment of the purchase price by the grantee, the grant will take place on the date the initial payment is delivered to Company, unless the Plan Administration Committee or the Grant Document specifies otherwise.

The Plan Administration Committee may specify in a Grant Document any conditions under which the grantee will be required to convey to the Company the Shares covered by the Award. In addition, the Plan Administration Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company until all of the conditions have lapsed. Unless otherwise provided in the Grant Document or determined by the Plan Administration Committee, dividends and other distributions made on Shares held in escrow will be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow. Stock certificates evidencing the Shares subject to conditions will bear a legend to the effect that the Shares are subject to repurchase by, or conveyance to, the Company in accordance with the terms of the Grant Document and that the Shares may not be sold or otherwise transferred.

Upon payment of the purchase price, if any, for shares covered by an Award, the grantee will have all of the rights of a stockholder with respect to the Shares covered by the Award, including the right to vote the Shares and (except as described above with respect to escrowed Shares) receive all dividends and other distributions paid or made with respect to the Common Stock, except to the extent otherwise provided by the Plan Administration Committee or in the Grant Document.

Adjustments on Changes in Capitalization

In the event that the outstanding shares of Common Stock are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of Company which are convertible into Common Stock) or dividends payable in shares of Common Stock, a Capitalization Adjustment (defined below) may be made by the Plan Administration Committee as it deems appropriate in the aggregate number and/or class of shares available under the Second Amended and Restated Plan and in the number of shares, class of shares and price per share subject to outstanding Grants. Unless the Plan Administration Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of Company are sold or exchanged, a grantee will at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the grantee would have been entitled to receive upon the occurrence of any such corporate event as if the grantee had been, immediately prior to such event, the holder of the number of Shares covered by his or her Grant; provided, however, that with respect to a SAR, the grantee will only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document. Any such adjustment under the provisions described in this paragraph will apply proportionately to only the unexercised portion of any Options or SARs. The Plan Administration Committee has authority to determine the Capitalization Adjustments (as defined below) to be made under the Second Amended and Restated Plan, which adjustments may include both adjustments to the number of shares and class of Company stock to be issued in connection with or on the exercise of Grants and that are available generally for Grants under the Second Amended and Restated Plan. Any such determination by the Plan Administration Committee will be final, binding and conclusive. “Capitalization Adjustment” means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions described above in this paragraph.

Change of Control

In the event of a Change of Control (defined below), Options and SARs granted pursuant to the Second Amended and Restated Plan will become immediately exercisable in full, and all Awards will become fully vested, but only if such vesting is specified in the applicable Grant Document. In addition, the Plan Administration Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than 30 days after notice of such acceleration is given to the grantees; provided, however, that such accelerated expiration or termination date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

Under the Second Amended and Restated Plan, a “Change of Control” will be deemed to have occurred upon the earliest to occur of the following dates: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its Board of Directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Common Stock of the Company immediately before the merger or consolidation; or (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, as amended, (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P. Orleans (all such persons being referred to as “Orleans Family Members”), (C) any entity a majority of the equity in which is owned by Orleans Family Members, or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members) becomes the beneficial owner of, or obtains voting control over, more than fifty percent (50%) of the outstanding shares of the Company’s Common Stock.

Amendments

The Board of Directors of the Company may amend the Second Amended and Restated Plan as it deems advisable from time to time. However, the Board of Directors may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be granted under the Second Amended and Restated Plan, or to any individual under the Second Amended and Restated Plan in any year, without obtaining stockholder approval within twelve months before or after such action. No amendment to the Second Amended and Restated Plan may adversely affect any outstanding Grants without the consent of the affected grantee(s).

The Plan Administration Committee has the right to amend any Grant Document issued to a grantee, subject to the grantee’s consent, if the amendment is not favorable to the grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the grantee will not be required for any amendment made in connection with a Change of Control (as discussed above), any amendment to accelerate the expiration of an Option or SAR in the event of liquidation or dissolution of the Company, or in the case of any amendment to decrease the exercise price of options granted pursuant to the Second Amended and Restated Plan. If Proposal Two is approved by the Company’s stockholders, the Compensation Committee (in its capacity as the Plan Administration Committee) shall have the right to modify the option exercise price without the further approval of the Company’s stockholders.

Future Plan Benefits

Subject to stockholder approval of this Proposal Two, pursuant to the terms of the Second Amended and Restated Plan, Garry P. Herdler was granted an option to acquire 240,000 shares of the Company’s Common Stock. The table below sets forth the number of options and the value of the option grants to Mr. Herdler. The other named executive officers identified in the Executive Compensation Table are not currently entitled to any grants pursuant to the Second Amended and Restated Plan.

NEW PLAN BENEFITS
Second Amended and Restated Plan

Name and Position	Dollar Value ($)(1)	Number of Units (#)(2)

Garry P. Herdler, Executive Vice President and Chief Financial Officer	$0	240,000

(1)

Dollar value is determined based on the closing price of a share of our Common Stock listed on the American Stock Exchange on October 24, 2007, of $7.00. However, since the exercise price of Mr. Herdler’s option exceeds the closing price, the dollar value is $0.

(2)	Represents the number of shares of the Company’s Common Stock underlying the option granted pursuant Mr. Herdler’s employment agreement and in accordance with the Second Amended and Restated Plan.

Withholding of Taxes

In connection with any event relating to a Grant under the Second Amended and Restated Plan, the Company will have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements before the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the grantee(s). The Company’s obligations under the Second Amended and Restated Plan will be conditioned on the grantee’s or grantees’ compliance with any withholding requirements.

Certain Federal Income Tax Aspects of the Second Amended and Restated Plan

The following discussion summarizes, as of the date of this Proxy Statement, general principles of federal income tax law applicable to the Second Amended and Restated Plan and the Shares acquired under the Second Amended and Restated Plan. Participants should consult their own tax advisors concerning the tax consequences of participation in the Second Amended and Restated Plan and the disposition of the Shares acquired under the Second Amended and Restated Plan, since federal tax laws are subject to change, individual tax situations differ and the effect of state and local taxation may be material.

ISOs

An ISO, or incentive stock option, is an Option that meets certain requirements under the Code and which is subject to special tax treatment provided the recipient complies with certain holding requirements applicable to the Shares acquired on its exercise. In general, the grantee of an ISO will not recognize regular taxable income upon either the grant or the exercise of the Option. The grantee will recognize capital gain or loss on a disposition of the Shares acquired upon exercise of an ISO, provided the grantee does not dispose of any of the Shares within two years from the date the Option was granted or within one year from the date the Shares were transferred to the grantee. For regular federal income tax purposes, the maximum rate of tax applicable to capital gains is dependent on the length of time the Shares have been held at the time of sale. If the Shares have been held for more than one year, the maximum regular federal tax rate applicable to the gain on the sale generally will be 15%. If the Shares have been held for one year or less, the gain on the sale will be taxed at the same maximum tax rate (currently 35%) generally applicable to other taxable income. If the Option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

As a general rule, if the grantee disposes of Shares acquired through the exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized by the grantee on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the Shares on the date of exercise and the Option Price of the Common Stock, and the Company will be entitled to a deduction in that amount. The income recognized will not, however exceed the difference between the amount actually realized on the disposition and the Option Price of the Shares (which would limit the amount of income recognized if, for example, the value of the Shares declined subsequent to the date the Option was exercised). The gain (if any) in excess of the amount treated as ordinary income will be treated as a long or short-term capital gain (based on the length of time the grantee held the Shares as of the date of the disposition).

The amount by which the fair market value of a Share at the time of exercise exceeds the Option Price will be included in the computation of such Option holder’s “alternative minimum taxable income” in the year the Option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an Option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid may be allowed as a credit against any regular tax liability in subsequent years. The Option holder’s basis in the Shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the Shares is included in alternative minimum taxable income.

Non-qualified Stock Options

A grantee of a Non-qualified Stock Option will not recognize taxable income at the time of the Grant, and the Company will not be allowed a deduction by reason of the Grant. The grantee will generally recognize ordinary income in the taxable year in which he or she exercises the Options. The amount of income will be generally equal to the excess of the fair market value of the Shares received upon exercise (determined at the time of exercise) over the Option Price paid for the shares. The Company will, subject to various limitations, be allowed a deduction in the same amount. Upon disposition of these Shares, the grantee will recognize a long or short-term capital gain or loss equal to the difference between the amount realized on disposition and the grantee’s basis in the Shares (which ordinarily would be the fair market value of the shares on the date the Option was exercised).

Awards

The recipient of an Award will become vested as provided for by the Committee when making the Award. Under applicable provisions of the Code, absent a special election under Code Section 83(b), as explained below, the recipient will, for federal income tax purposes, be required to include in his or her taxable income (as ordinary compensation income) the value of the Shares subject to the Award as of the time it becomes vested (reduced by the amount, if any, that was required to be paid for the Shares). The fair market value of the Shares as of the vesting date establishes the basis for determining capital gains or losses on a subsequent sale of the Shares, and the holding period for purposes of determining the long or short-term character of a capital gain starts on the vesting date (not on the date the Shares were granted).

If a recipient of an Award makes a special election under Section 83(b) of the Code, however, he or she will recognize as ordinary compensation income the fair market value of the Shares subject to the Award as of the date the Shares are granted, even though the Shares have not yet vested. An election under this Code provision must be made within 30 days of the transfer of the Shares, and the fair market value of the Shares must be determined without regard to the vesting restrictions that otherwise could cause the Shares to be forfeited. In addition, if the Shares are forfeited, the Award recipient will not be able to claim a tax loss for the forfeiture except to the extent he or she was required to pay a purchase price for the Shares. As a consequence of making a Section 83(b) election, however, the Award recipient will have no income as a result of the later vesting of the Shares, and when the Shares are sold, the difference between the amount realized from the sale and the fair market value on the date of grant (i.e., the value used in reporting income as a result of the Section 83(b) election), will be a capital gain or loss, and will be either long or short-term by reference to the original grant date.

In order to make an election under Section 83(b) of the Code, the recipient of an Award must file the election no later than 30 days after the grant date in the form of a written statement sent to the IRS office where the individual files his or her returns, and provide a copy to the Company. A copy of the filing must also be included in the individual’s tax return for the year in which the grant occurs. The Section 83(b) election statement must contain the following information: the name, address and social security number of the taxpayer, a description of the Shares, the grant date of the Shares and the taxable year for which the election is made, the nature of the restrictions on the Shares, the fair market value of the Shares as of the grant date, the purchase price paid for the Shares, if any, and a statement indicating that copies of the election have been furnished to other persons as required. The statement must be signed and must indicate that it is made under Section 83(b) of the Code.

SARS

A SAR permits the grantee to exercise that right (either by surrender of the Option associated with the SAR or, in the case of a SAR that is independent of any Option, by surrender of the SAR) and receive a payment equal to the excess of the fair market value of the Shares underlying the Option (or hypothetically underlying an independent SAR) as of the date the grantee exercises the SAR over the Option Price of the underlying Option (or of the hypothetical option in the case of an independent SAR). This payment may be either in cash or in stock, or a combination of cash and stock, as determined by the Plan Administrator Committee, unless there are specific provisions in the Grant Document that address the form of payment. The amount of the payment made to the grantee will constitute taxable compensation income to the grantee, subject to ordinary income taxation in the year in which the payment with respect to the SAR is made. The amount of income recognized by the grantee will also constitute a compensation expense for federal income tax purposes, deductible by the Company, subject to various limitations on the deductibility of such compensation expense.

Deductibility of Executive Compensation Under Code Section 162(m)

Section 162(m) of the Code sets limits on the deductibility of compensation in excess of $1,000,000 paid by publicly held companies to certain employees (the “million dollar cap”). The IRS has also issued Treasury Regulations which provide rules for the application of the “million dollar cap” deduction limitations. Income which is treated as “performance-based compensation” under these rules will not be subject to the limitation on deductibility imposed by Code Section 162(m).

The Second Amended and Restated Plan has been designed to permit grants of Options and SARs issued under the Second Amended and Restated Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a Non-qualified Stock Option or a SAR may be exempt from the million dollar cap limits on deduction. The Second Amended and Restated Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the Committee that grants Options or SARs consists exclusively of members of the Board of Directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs), is not less than the fair market value of the Shares to which such Grants relate, the compensation income arising on exercise of those Options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED 2004 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED

PROPOSAL THREE

APPROVAL OF ORLEANS HOMEBUILDERS, INC. CASH BONUS PLAN FOR GARRY HERDLER

On February 26, 2007, the Board of Directors approved and adopted, and recommends that the stockholders approve, the Orleans Homebuilders Cash Bonus Plan for Garry Herdler (the “Herdler Cash Bonus Plan”). The Board of Directors believes it is important to align the interests of the Company’s executive officers with those of the stockholders, and the Company has implemented various bonus compensation plans based on the Company’s profits. In connection with Mr. Herdler’s employment as Executive Vice President and Chief Financial Officer, the Board of Directors has approved and adopted the Herdler Cash Bonus Plan with the goal of aligning Mr. Herdler’s interests as Executive Vice President and Chief Financial Officer with the interests of the Company’s stockholders.

The Herdler Cash Bonus Plan provides for a cash bonus to be paid to Mr. Herdler in any plan year in which there is pre-tax, pre-bonus consolidated income for the Company, as determined in accordance with the Herdler Cash Bonus Plan. According to the terms of the Herdler Cash Bonus Plan, the term “plan year” refers to each of Fiscal 2008 and Fiscal 2009. “Pre-tax, pre-bonus consolidated income” for the Herdler Cash Bonus Plan means the net income for the Company plus (a) accrual and/or payment of senior executive bonuses pursuant to the Company’s Orleans Homebuilders, Inc. Incentive Compensation Plan (amended and restated effective July 1, 2002 and further amended effective October 1, 2003 and September 27, 2007, the “Incentive Compensation Plan”) (See “Incentive Compensation Plan and Division and Regional Presidents Bonus Plan” under “Compensation Discussion and Analysis” for information regarding the terms of the Incentive Compensation Plan); (b) all state, federal, city, municipal, capital and other similar taxes, and (c) write-downs or similar expenses related to the Company’s inventory of owned or controlled lots, land, option contracts, homes, works in progress and/or other similar items. Pre-tax, pre-bonus consolidated income for the Herdler Cash Bonus Plan as described above is determined in a manner consistent with bonus calculations pursuant to the Incentive Compensation Plan and the audited financial statements of the Company for the periods in question. If there is no pre-tax, pre-bonus consolidated income for the Company in a given plan year, no cash bonus will be paid pursuant to the Herdler Cash Bonus Plan.

If there is pre-tax, pre-bonus consolidated income for the Company in a given plan year, the committee administering the Herdler Cash Bonus Plan will certify the level of such pre-tax, pre-bonus consolidated income. Following the certification of any pre-tax, pre-bonus consolidated income, the cash bonus amount payable to Mr. Herdler will be equal to the positive difference as determined by the committee, if any, between (a) the sum of: (i) 0.75% of the first $100 million of pre-tax, pre-bonus consolidated income for the applicable plan year, and (ii) 0.50% of any pre-tax, pre-bonus consolidated income in excess of $100 million for the applicable plan year; and (b) the guaranteed minimum bonus for the applicable plan year (which is equal to $300,000 for Fiscal 2008 and Fiscal 2009). The additional cash bonus amount payable for the applicable plan year will be paid to Mr. Herdler at such time as the cash bonuses for the applicable plan year are paid to the Company’s other executive officers (or if no cash bonuses are payable to the other executive officers, at such time as the Company customarily pays such amounts), but in no event later than 75 days following the end of the plan year to which the bonus relates.

Mr. Herdler is the only participant in the Herdler Cash Bonus Plan. Generally, Mr. Herdler must be employed by the Company on the date payment of the cash bonus payable under the Herdler Cash Bonus Plan is to be made to be eligible to receive any such bonus, except under certain circumstances enumerated in Mr. Herdler’s employment agreement. The Herdler Cash Bonus Plan does not guarantee the continued employment of Mr. Herdler. The Company may deduct from any awards under the Herdler Cash Bonus Plan the applicable withholding taxes or any amounts owed by Mr. Herdler to the Company or any of its subsidiaries.

The Herdler Cash Bonus Plan will be administered by the Compensation Committee unless another committee is designated by the Board of Directors to act as the administrative committee. All members of the committee administering the Herdler Cash Bonus Plan are required to be persons who qualify as “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The committee administering the Herdler Cash Bonus Plan has the full power and authority to administer and interpret the provisions of the Herdler Cash Bonus Plan in a manner consistent with its terms, making any and all discretionary determinations that are required or permitted to be made under the Herdler Cash Bonus Plan. The committee administering the Herdler Cash Bonus Plan may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary of the Company, the Company’s counsel, public accountants and other professional or expert persons.

The Board of Directors reserves the right to amend or terminate the Herdler Cash Bonus Plan in whole or in part at any time. Unless it is prohibited by law, any amendment that may be required to conform the Herdler Cash Bonus Plan to the performance-based compensation requirements of Section 162(m) of the Code may be made by the committee administering the Herdler Cash Bonus Plan, without action by the entire Board of Directors. The provisions of the Herdler Cash Bonus Plan related to the performance criteria or the maximum bonus payable may not be amended without stockholder approval (except to the extent stockholder approval is not required in order for bonuses paid to Mr. Herdler to constitute qualified performance-based compensation under Section 162(m) of the Code).

Amounts payable as bonuses pursuant to the Herdler Cash Bonus Plan will be taxable compensation income to Mr. Herdler for the taxable year in which the bonus is actually paid. In general, compensation paid to employees of the Company constitutes a compensation expense that is deductible for purposes of the Company’s federal income tax determination. Compensation in excess of $1,000,000 payable to any one of the Company’s Chief Executive Officer or the Company’s other named executive officers identified in the Executive Compensation Table for any taxable year may, however, be non-deductible because of the disallowance of that deduction under Section 162(m) of the Code. It is intended that the provisions of the Herdler Cash Bonus Plan will allow the compensation paid under the Herdler Cash Bonus Plan to qualify as “performance-based” compensation that is exempt from the limitations otherwise imposed pursuant to Section 162(m) of the Code.

No awards will be granted under the Herdler Cash Bonus Plan unless and until this Proposal Three is approved by the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS CASH BONUS PLAN FOR GARRY HERDLER.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and policies and the compensation of our executive officers who are identified in the Summary Compensation Table below.

The Compensation Committee

Committee Members and Independence

The Compensation Committee consists of Messrs. David Kaplan (Chairman) and John W. Temple, both of whom have been determined to meet the American Stock Exchange’s standards for independence.   Each member is a “non-employee director” as defined under Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Code. The Compensation Committee reviews and determines salaries, bonuses and other forms of compensation for executive officers of the Company, other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee recommends the Chief Executive Officer’s compensation to the Board of Directors for its approval. The Compensation Committee approves any equity grants and any performance bonus criteria for the Chief Executive Officer.

Compensation Committee Charter

A copy of the Compensation Committee’s Charter is attached hereto as Appendix C. Copies of the Compensation Committee’s Charter can be obtained free of charge by contacting the Company’s Chief Financial Officer at the address appearing on the first page of this proxy statement.

Role of Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the Company’s compensation plans, including incentive-compensation and equity-based plans, policies and programs. The Compensation Committee also approves grants and awards of equity-based compensation, except to the extent the authority to do so is specifically assigned or delegated to another committee of the Board of Directors or to the Board of Directors in its entirety.   The Compensation Committee also reviews and approves, for the Chief Executive Officer and other executive officers of the Company, when, as and if appropriate, employment agreements, severance agreements and change in control provisions and agreements. The Compensation Committee prepares the annual report on executive compensation required to be included in the Company’s annual proxy statement.

The Compensation Committee’s Charter provides that the Compensation Committee may review and reassess the adequacy of its Charter and recommend any proposed changes to the Board of Directors. The Compensation Committee may conduct a performance evaluation of itself and report to the Board of Directors and make recommendations with respect to any of the matters discussed above or any other matters as it deems necessary or appropriate. Finally, the Compensation Committee performs such other duties and responsibilities, consistent with its Charter, delegated to the Compensation Committee by the Board of Directors or required under the provisions of any compensation or benefit plans maintained by the Company.

Compensation Philosophy and Objectives

The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company’s stockholders.  The Compensation Committee believes that the interests of the stockholders will be best achieved by having a substantial portion of executive cash compensation tied to the annual financial performance of the Company and by providing incentives to management through the Company’s incentive compensation plans and the selective use of stock options and other equity-based compensation.  The Company relies heavily on incentive compensation. The Compensation Committee also understands that in order to retain talented executive officers necessary for the Company’s long-term success, the executive officers must be appropriately compensated, even during periods with challenging market conditions. Consistent with this philosophy, compensation for the Company’s executives consists of a base salary, incentive compensation and, in some cases, discretionary bonuses, stock awards and stock options or other equity-based compensation. This approach to executive compensation is reviewed annually by the Compensation Committee and has been found to be effective in past years.

Compensation Committee Meetings

The Compensation Committee met twice in the last fiscal year and has met three times since the end of the last fiscal year to discuss bonuses related to Fiscal 2007, salaries for Fiscal 2008 and other matters. Certain members of management attended the meetings and provided guidance in reviewing the terms of the Company’s executive compensation and the terms of the Orleans Homebuilders, Inc. Incentive Compensation Plan (amended and restated effective July 1, 2002 and further amended effective October 1, 2003) (the “Incentive Compensation Plan”) and the Division Presidents Bonus Plan. Mr. Michael T. Vesey attended all Compensation Committee meetings in Fiscal 2007.

Role of Management in the Compensation-Setting Process

Michael T. Vesey, the Company’s President and Chief Operating Officer, plays an important role in the assessment and recommendation of compensation for executives reporting to him as he is in the best position to assist the Compensation Committee in evaluating the performance and effectiveness of the executives reporting to him. Mr. Vesey often provides proposals regarding changes in compensation levels and amounts as well as compensation plans, which the Compensation Committee may use as a base for its discussions.

Jeffrey P. Orleans, the Chief Executive Officer, may attend meetings during which salaries, bonuses, and other matters relating to compensation of the executive officers of the Company other than the Chief Executive Officer are determined. Though the Chief Executive Officer may be present at such meetings, he may not vote. Mr. Orleans does not attend meetings, or portions of meetings, during which his own compensation is voted on and did not attend any meetings of the Compensation Committee in Fiscal 2007. However, Mr. Orleans attended a Fiscal 2008 Compensation Committee meeting on September 7, 2007 regarding Fiscal 2007 compensation.

Review of Amounts Payable to Named Executive Officers

Unless otherwise set by an employment agreement or compensation plan, the salaries and bonus levels or performance criteria for each of the named executive officers identified in the Executive Compensation Table (other than the Chief Executive Officer) is set annually by the Compensation Committee after considering recommendations from management and other factors the Compensation Committee determines to be relevant. With respect to the Chief Executive Officer, final decisions regarding salary and bonuses are made by the Board of Directors after receiving the Compensation Committee’s recommendation. Base salary and bonuses are considered in the aggregate when determining whether an increase in any element of compensation should be awarded. In general, the Compensation Committee reviews each executive’s total compensation package and the expectations for the upcoming year, including what objectives are likely to be achieved by the Company, and sets compensation accordingly, relying heavily on bonus compensation.

Ability to Retain Advisors Inside and Outside Company

The Compensation Committee’s Charter does not prohibit the use of an outside compensation consultant. However, to date, the Compensation Committee has chosen not to utilize such services. The Compensation Committee may decide to engage the services of an outside compensation consultant in the future.

Market Comparisons

The Company’s Compensation Committee does not establish compensation levels strictly based on market practices. The Committee understands the complexity of compensation decisions, the necessity of a thorough review of Company performance and the value of a review of industry compensation levels. The Compensation Committee and the Company’s senior management will review information regarding salaries and bonuses for various positions with different sizes of homebuilders. While the Compensation Committee may consider generally available information regarding the compensation levels and practices of other homebuilders, it does not fix base salaries at any particular point within a range of base compensation levels of other homebuilders. The Compensation Committee believes that general knowledge of the compensation practices of other homebuilders is needed to ensure that the Company is competitive in the homebuilding marketplace for executive talent and assists the Company in its evaluation of the reasonableness of the compensation of its executive officers. The Compensation Committee attempts to create an overall compensation package that is competitive in the homebuilder marketplace, relying heavily on incentive compensation. The Compensation Committee recognizes that, because the Company has historically relied heavily on incentive compensation, the base salary offered by the Company has been in the lower range of base salary levels for executive officers at comparable companies. Recently, the Company has responded to its needs by hiring new executives and creating compensation packages for recently hired executives. In these instances, the Compensation Committee has approved compensation packages that it believes will attract and retain individuals with the skills necessary to suit the needs of the Company.

Fiscal 2007 Compensation Committee Actions

The following actions were taken by the Compensation Committee either during Fiscal 2007 or subsequent to Fiscal 2007 for the purpose of determining bonus payments related to Fiscal 2007.

Garry P. Herdler’s Employment Agreement

On February 23, 2007 the Compensation Committee approved, and on February 27, 2007, the Company entered into, an employment agreement with Garry P. Herdler, Executive Vice President and Chief Financial Officer of the Company.   The following is a brief description of certain terms of Mr. Herdler’s employment agreement.

Mr. Herdler’s employment agreement provides that his employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Herdler upon the giving of notice as required by his employment agreement.

Mr. Herdler’s employment agreement provides that his annual base salary is $450,000 per year for fiscal years 2007, 2008 and 2009 and $475,000 per year for fiscal years 2010, 2011 and 2012.  Mr. Herdler is also entitled to receive a one-time signing bonus payable over three years in the aggregate amount of $900,000.  Generally, Mr. Herdler must be employed by the Company on the relevant scheduled payment date, the anniversary of his employment agreement, to receive the payment of his signing bonus.

Pursuant to his employment agreement, Mr. Herdler is entitled to the following semi-annual guaranteed minimum bonuses: $150,000 for Fiscal 2007, payable on July 1, 2007; $300,000 for Fiscal 2008, payable 50% on December 31, 2007 and 50% on June 30, 2008; and $300,000 for Fiscal 2009, payable 50% on December 31, 2008 and 50% on June 30, 2009.  Generally, Mr. Herdler is required to be employed by the Company on the relevant payment date to receive such semi-annual guaranteed minimum bonus payment.  With respect to fiscal years 2008 through 2009, Mr. Herdler is entitled to an additional incentive bonus equal to the positive difference, if any, between (a) the sum of: (i) 0.75% of the first $100 million of pre-tax, pre-bonus consolidated income (as defined in Proposal Three) for the fiscal year, and (ii) 0.50% of any pre-tax and pre-bonus consolidated income in excess of $100 million for the fiscal year; and (b) the guaranteed minimum bonus for that fiscal year.  No additional incentive bonus payments will be made unless and until a plan document outlining the terms of the additional bonus arrangement has been disclosed to and approved by the Company’s shareholders. See Proposal Two for a more detailed description of this plan.

For fiscal years 2010 and thereafter, Mr. Herdler will be entitled to an annual incentive bonus in accordance with all of the terms and conditions of the Company’s Incentive Compensation Plan (defined below).  The annual incentive bonus for fiscal year 2010 and thereafter will be equal to the sum of: (A) 0.75% of the first $100 million of net pre-tax profits (as defined in the Incentive Compensation Plan, the “net pre-tax profits”) for the fiscal year, and (B) 0.50% of any net pre-tax profits in excess of $100 million for the fiscal year.

Pursuant to his employment agreement, Mr. Herdler received an option to acquire 240,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on

February 27, 2007, which was $15.60.  The option will vest in five equal installments on each of the first five anniversaries of the effective date of Mr. Herdler’s employment agreement.  The option is subject to the approval by the Company’s stockholders of the Second Amended and Restated 2004 Omnibus Stock Incentive Plan, as amended (the “Second Amended and Restated Plan”) increasing the number of shares of Company Common Stock available under that plan from 400,000 shares to 2,000,000 shares.

Mr. Herdler will generally be eligible to participate in the Company’s insurance and health benefit plans, the supplemental executive retirement plan and other savings and incentive plans, as applicable and subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance and a lump sum moving allowance for the reimbursement of relocation expenses and legal expenses associated with the negotiation of his employment agreement.

In the event Mr. Herdler’s employment is terminated by the Company without Cause or Mr. Herdler resigns for Good Reason (as such terms are defined in Mr. Herdler’s employment agreement), Mr. Herdler will be entitled to receive (a) certain accrued but unpaid bonus amounts, (b) a minimum of $750,000 if termination occurs in Fiscal 2007, 2008 or 2009, a minimum of $525,000 if termination occurs in Fiscal 2010 or a minimum of $375,000 if termination occurs in Fiscal 2011 or 2012, which minimums may be increased based upon Mr. Herdler’s earnings in years prior to termination; (c) continued participation in the Company’s health and other welfare benefits for employees, in compliance with applicable law, for an 18 month period following termination, or a shorter period if he is subsequently employed; and (d) accelerated vesting of the options to acquire Company Common Stock.  Generally, severance payments (other than payment of certain accrued but unpaid bonuses) will be made in 12 equal installments over the course of the year following termination and are contingent on Mr. Herdler signing and not timely revoking a termination agreement.

Upon a “Change of Control” (as such term is defined in Mr. Herdler’s employment agreement), if Mr. Herdler is terminated for any reason other than disability or death in the 120 days immediately prior to a change of control or within one year following a change of control, he will be entitled to (a) a payment equal to two times his base salary plus two times the greater of the average annual bonus or the prior year’s bonus (as calculated pursuant to Mr. Herdler’s employment agreement) and (b) all of the items set forth in (a), (c) and (d) in the previous paragraph.  In addition, if Mr. Herdler terminates his employment for any reason during the 30-day period immediately preceding the one year anniversary of a “Change of Control,” such termination will be considered a termination for “Good Reason” entitling Mr. Herdler to such severance.

Mr. Herdler’s employment agreement contains a non-competition clause providing that, during a period of six months after he terminates his employment for other than “Good Reason,” Mr. Herdler is generally prohibited from engaging in certain activities in various states relating to the homebuilding industry and, during a period of one year after he terminates his employment for other than Good Reason, he is prohibited from soliciting certain distributors, suppliers, customers or employees of the Company.  Mr. Herdler’s employment agreement also contains a confidentiality provision requiring Mr. Herdler to keep certain information confidential and not use such information, except in the course of performing his duties for the Company.

Mr. Herdler’s employment agreement also provides that, under certain circumstances, the Company will generally pay to Mr. Herdler a “tax gross-up” to cover certain taxes associated with “excess parachute payments” under Section 4999 of the Internal Revenue Code in connection with a change of control, such that the net amount received by him is equal to the total payments he would have received had the tax not been incurred.

The Compensation Committee established the above described terms of Mr. Herdler’s employment agreement based in part upon the information it received from the Company’s management that the expertise of a person such as Mr. Herdler was needed since the Company had grown significantly and required a capital structure consistent with its long-term growth plan. Management advised that, due to the recent growth, the Company needed someone who had capital markets experience, such as the experience Mr. Herdler possesses. The Compensation Committee considered this advice and concluded that the Company would be best served by a Chief Financial Officer with extensive capital markets experience and a high level of financial sophistication, both of which were determined to be found in Mr. Herdler.

In determining the level of Mr. Herdler’s compensation, the Compensation Committee considered Mr. Herdler’s prior employment, experience and expertise. The Compensation Committee also considered general compensation trends in the real estate industry for comparable positions with similar experience, skills and knowledge. In addition, the Compensation Committee considered the negotiations management had undergone with Mr. Herdler. The Compensation Committee concluded that the terms of Mr. Herdler’s employment agreement were reasonable to retain Mr. Herdler as Executive Vice President and Chief Financial Officer.

The Compensation Committee also approved a cash bonus plan for Mr. Herdler as well as an amendment to the Company’s existing Amended and Restated 2004 Omnibus Stock Incentive Plan, both of which were necessary to implement the provisions of Mr. Herdler’s employment agreement.

The Compensation Committee recommended to the Board of Directors that it adopt an appropriate cash incentive plan and an appropriate amendment to the Company’s Amended and Restated 2004 Omnibus Stock Incentive Plan to increase the number of shares available under such plan. In addition, the Compensation Committee declared Mr. Herdler eligible to participate in the Company’s Supplement Executive Retirement Plan and Executive Compensation Deferral Plan.

Incentive Compensation

On July 16, 2007, the Compensation Committee met to discuss Fiscal 2007 bonuses, however, no bonus payments were awarded at that time. On September 7, 2007, the Compensation Committee determined that no bonus payments were payable for Fiscal 2007 pursuant to the Incentive Compensation Plan. In addition, the Compensation Committee discussed what discretionary bonuses might be authorized for the purposes of retention and rewarding employees who had contributed to the Company throughout the fiscal year, despite the overall downturn in the housing market, and whether any salary increases were appropriate for Fiscal 2008. On September 27, 2007, the Compensation Committee approved certain bonus payments to be made pursuant to the Division Presidents Bonus Plan, the terms of which are detailed below in the section regarding the elements of executive compensation, and certain discretionary bonuses, also detailed below under “Discretionary Bonuses.”

Also on September 27, 2007, the Compensation Committee adopted an amendment to the Orleans Homebuilders, Inc. Incentive Compensation Plan, effective September 27, 2007, to clarify that the Company need not pay the entire eight percent (8%) of the Company’s “Net Pre-Tax Profits” for any “Plan Year” (as such terms are defined therein), as authorized by the Incentive Compensation Plan.

In addition, on September 27, 2007, the Compensation Committee approved an incentive compensation arrangement for its division and regional presidents entitled the Division and Regional Presidents 2008 Bonus Plan (the “Division and Regional Bonus Plan”). The Division and Regional Bonus Plan will be first effective for the Company’s fiscal year ending June 30, 2008. The Division and Regional Bonus Plan replaces the Company’s Incentive Compensation Plan for Division Presidents that was adopted on September 9, 2005. See “Division and Regional Presidents 2008 Bonus Plan” below for a description of this plan.

Benefit Plans

On September 7, 2007, the Compensation Committee discussed various amendments to the Company’s Supplemental Executive Retirement Plan (the “SERP”) and the Orleans Homebuilders, Inc. Executive Compensation Deferral Plan (the “Deferral Plan”) and decided to review such items in greater detail before approving them. On September 27, 2007, the Compensation Committee approved an amendment and restatement of the Company’s SERP and an amendment and restatement of the Deferral Plan, both effective as of September 27, 2007, for the purpose of incorporating the changes required by Code Section 409A and to clarify related definitions and other provisions. The material changes to the SERP are as follows:

•                  The definition of “recognized compensation” was amended to permit (but not require) the committee administering the SERP to include special bonuses as part of the calculation of bonuses to be included in SERP calculations at the committee’s discretion (rather than having only “regular” bonuses being taken into account) and to include bonuses based upon the award of the bonus, rather than the payment of the bonus.  The definition was also otherwise modified to permit all bonus compensation to be taken into account appropriately, as some participants receive annual bonuses, while others receive periodic bonuses during the year.

•                  The definition “year of service” was changed to include partial years of service (based on full months of service) for benefit determinations.

•                  Provisions were added to the SERP to allow the payment of the “Adjusted Target Retirement” benefit to be delayed in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  Generally, the delay will not be more that six months and will apply only to specified “key employees.”  In addition, modifications were made to update references to certain regulations and provide more express examples of necessary compliance in light of regulatory requirements that compliance provisions be explicit, rather than general, in accordance with Section 409A.

•                  Modifications were made to the provisions regarding “Early Retirement Benefit” to make more clear that, absent consent to an early retirement benefit or a change of control, the termination of employment by a participant prior to his or her “Normal Retirement Date” will result in a forfeiture of benefits under the SERP.

•                  Modifications were made to require the use of a three year compensation average for determining death benefits, rather than compensation only for the year in which death occurs.

•                  The SERP was modified to eliminate a change in SERP sponsorship as a result of acquisition of only a minority interest in the Company by another party.

•                  Certain provisions were amended to clarify the administration of the SERP, benefit payments in the case of death, the available alternate forms of benefits, forfeiture of benefits, and provisions on the occurrence of a change of control.

•                  Additional revisions were made to comply with Section 409A and to make administration of the SERP less burdensome.

The material changes to the Deferral Plan are as follows:

•                  Deferral of bonus compensation has been specifically limited to “regular” bonuses, with the ability to defer from an extraordinary bonus only permitted at the discretion of the Plan’s administrative committee.

•                  Revisions related to the definition of “Committee” were made to make administration of the Plan less burdensome.  These changes are intended to permit a committee appointed by the Board to take discretionary actions with respect to the administration of the Plan and to allow the committee to delegate its responsibilities.  Unless otherwise determined by the Board, the Compensation Committee is the “Committee” under the Plan.

•                  Revisions were made to conform certain definitions to the definitions used in the Code or regulations related thereto and to include specific references to sections of the Code or related regulations.

See “Retirement” below for additional descriptions of these plans.

Elements of Compensation

The elements of the Company’s executive compensation are base salary, cash bonus, equity-based compensation awards (in some cases) and perquisites.

Compensation of the Chief Executive Officer

For Fiscal 2007, Mr. Orleans’ base salary was $850,000.  Historically, pursuant to the Incentive Compensation Plan, Mr. Orleans has received an annual bonus equal to 3% of certain of the Company’s “net pre-tax profits,” as defined by the Incentive Compensation Plan. As the Company had no net pre-tax profits for Fiscal 2007, Mr. Orleans was not awarded any cash bonus for Fiscal 2007. Mr. Orleans also was not awarded any equity-based compensation in or for Fiscal 2007.

The Compensation Committee continues to believe that tying a substantial portion of Mr. Orleans’ compensation to the Company’s performance properly focuses Mr. Orleans on the objectives of the Company’s stockholders. The Compensation Committee, however, recognizes that it is in the Company’s best interest that Mr. Orleans be appropriately compensated, even when market conditions are challenging. The Compensation Committee discussed whether Mr. Orleans should be awarded a discretionary bonus for Fiscal 2007, as was awarded to other executive officers. The Compensation Committee determined that, as the majority owner of the Company, Chief Executive Officer and Chairman of the Board, the considerations reviewed by the Compensation Committee with regard to discretionary bonuses awarded to other executive officers (see “Discretionary Bonuses” below), did not apply to Mr. Orleans. Therefore, Mr. Orleans was not awarded any cash incentives or equity-based compensation in or for Fiscal 2007. The Compensation Committee then reviewed Mr. Orleans’ base salary. In deciding whether to increase Mr. Orleans’ base salary, the Company was influenced by its determination that Mr. Orleans’ base salary has historically been in the low range of base salaries comparable companies pay their chief executive officers and that Mr. Orleans has made, and continues to make, substantial contributions to the Company that are not necessarily reflected in the Company’s net pre-tax profits, the metric the Company has used historically to determine Mr. Orleans’ incentive compensation. The Compensation Committee discussed several possible options. Ultimately, after weighing the potential Section 162(m) effects, the Compensation Committee deemed it prudent to increase Mr. Orleans’ base salary for Fiscal 2008 to $1,100,000 per annum, an increase that was subsequently approved by the Board of Directors.  Generally, the Compensation Committee believes that Mr. Orleans’ base salary is now competitive with base salaries comparable companies pay their Chief Executive Officers.

Other Executive Officers’ Compensation

Base Salary

The base compensation paid to executive officers of the Company is generally in the lower range of base salary amounts paid to comparable executive officers at similar companies.  Generally, increases in base salaries have been limited over the last several fiscal years recognizing that substantial bonuses are generally earned during the fiscal year. Base salaries are generally adjusted on a periodic basis, which may not necessarily be annually, based on the performance of an individual executive, increased responsibilities assumed by such executive, compensation trends in the real estate industry and general market compensation levels for comparable positions.

The Fiscal 2007 base salaries for Mr. Herdler, Mr. Amann and Mr. Joel A. Armstrong, former Executive Vice President, were set by their employment agreements. For Fiscal 2007, the base salary of the Company’s President and Chief Operating Officer, Mr. Michael T. Vesey, remained unchanged from Fiscal 2006 at $235,000.  Mr. Thomas Vesey’s base salary for Fiscal 2007 was $175,000.

The Compensation Committee has determined that it is in the best interests of the Company to increase certain base salaries for Fiscal 2008 and has approved the following base salary levels for Fiscal 2008 for Messrs. Michael T. Vesey and Thomas Vesey:

Executive Officer and Title	Fiscal 2007 Base Salary ($)	Fiscal 2008 Base Salary ($)

Michael T. Vesey, President and Chief Operating Officer	235,000	535,000

Thomas Vesey, Executive Vice President, Southern Division	175,000	300,000

The Company determined that the increases in Mr. Michael T. Vesey’s and Mr. Thomas Vesey’s base salaries were advisable for two primary reasons. First, the Company determined that increases in the base salaries were advisable in order to provide reasonable assurance that the Company would be able to retain Mr. Michael T. Vesey and Mr. Thomas Vesey during the present downturn in the homebuilding industry. Second, the Company determined that increases in base salaries were advisable in recognition of the contributions each has made, and continues to make to the Company, even during the present market downturn.

Incentive Compensation Programs

For Fiscal 2007, the amount and nature of incentive compensation received by the Company’s other executive officers was determined in accordance with the recommendations of the Chief Executive Officer and the President and approved by the Compensation Committee.

Incentive Compensation Plan

The Compensation Committee believes that it is important for the Company to further align the interests of its executive officers and key employees with the interests of the stockholders by establishing a direct link between executive pay and the Company’s operating financial performance.  This element of executive compensation focuses participants on short-term annual earnings and profit levels. As discussed above, incentive compensation for certain executive officers is awarded pursuant to the Company’s Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan provides for annual bonuses in cash (or stock, upon election) based on the net pre-tax profits of the Company.

The Incentive Compensation Plan applies to the Company’s corporate executive team and typically does not apply to the Company’s key employees in the southern, Midwestern or Florida regions.  Any bonus compensation awarded to officers in these regions was awarded at the discretion of the Company based upon the approval of the Compensation Committee, except that Division Presidents participated in the incentive compensation plan described below.

Pursuant to the Incentive Compensation Plan, up to 8% of the Company’s net pre-tax profits are made available for distribution to certain executives. The Incentive Compensation Plan sets the incentive bonuses of Mr. Jeffrey P. Orleans, Chairman and Chief Executive Officer, and Mr. Michael T. Vesey, President and Chief Operating Officer, at 3% and 1.5%, respectively, of the Company’s net pre-tax profits as determined in accordance with the Incentive Compensation Plan. Up to an aggregate of 3.5% of net pre-tax profits is available to be awarded to the Company’s other senior officers based upon the Compensation Committee’s determination and the recommendations of the Company’s Chief Executive Officer and President. Other than Mr. Orleans, no officer may receive in excess of 1.5% of the Company’s net pre-tax profits as a bonus under the plan.

With respect to Fiscal 2007, the Company had net pre-tax losses due to the downturn in the residential real estate market and no bonuses were awarded under the Incentive Compensation Plan.

Incentive Compensation Plan for Division Presidents for Fiscal 2007

Mr. Thomas Vesey, as Executive Vice President, Southern Region, participated in the Incentive Compensation Plan for Division President (the “Division Presidents Plan”), and did not participate in the Incentive Compensation Plan described above in Fiscal 2007. For Fiscal 2008, this plan has been replaced by the Division and Regional Presidents 2008 Bonus Plan discussed below.

Under the Division Presidents Plan, 80% of a division president’s annual bonus was based upon the division’s financial performance, 10% was based upon the achievement of division-specific objectives determined by the Company’s President, and 10% was based upon the achievement of Company-wide objectives determined by the President.

The maximum aggregate bonus a division president may earn (for all three components) was calculated after the close of the fiscal year by multiplying the division’s economic profit by a percentage determined by the

Company’s President during the first quarter of the fiscal year. The economic profit for each division was equal to the division’s pretax income (before the division president’s bonus expense), less a capital charge. The capital charge is a percentage of the division’s net assets.

The portion of the division president’s bonus attributable to the division’s financial performance was calculated as follows:

The Company’s management set an upper target and a lower target for the division’s economic profit percentage. The economic profit percentage is determined by dividing the division’s economic profit by its homebuilding revenue. The Company’s management also set the upper, middle and lower bonus rates to be applied to the division’s fiscal year’s economic profit to determine the dollar amount of the bonus to be awarded to the division president , which was generally set between 4% and 12% of economic profit, depending on the size and complexity of the division, with an average middle bonus rate of approximately 7.7%. If the division met or exceeded the targeted economic profit percentage, the highest bonus rate was applied and the division president earned the maximum bonus; if the division did not meet the lower target, the lowest bonus rate was applied and the division president earned only the minimum bonus; and if the division’s economic profit percentage was between the upper and lower targets, the middle bonus rate was applied and the division president earned the middle bonus.

The remaining portion, 20% of the division presidents’ bonuses, subject to approval by the Compensation Committee, was determined by the President based upon the attainment of division-specific objectives and Company-wide goals. The percentage targets and division-specific objectives varied among divisions and changed annually, but were generally set at an attainable level that would require moderate growth to reach the lower target. The Company-wide goals were generally tied to the profitability and shareholder value of the Company as a whole. The Division Presidents Plan did not apply to the Company’s Northern Region.

In Fiscal 2007, certain economic profit goals were set for the Southern Region and became the basis for Mr. Thomas Vesey’s cash bonus calculation. If the Southern Region achieved the threshold income level set for Fiscal 2007, Mr. Vesey would receive 6% of the Southern Region’s pre-tax, pre-bonus income; achieving the target amount would yield 6.5% of the Southern Region’s pre-tax, pre-bonus income; and achieving the maximum set goal would yield 7% of the Southern Region’s pre-tax, pre-bonus income. In Fiscal 2007, Mr. Thomas Vesey was awarded a cash bonus of $268,000 pursuant to the Division Presidents Plan, which equaled 6% of the net income before taxes and bonuses for the Southern Region.

As the Division Presidents Plan was replaced for 2008, none of the named executive officers identified in the Executive Compensation Table will participate in that plan in Fiscal 2008.

Division and Regional Presidents 2008 Bonus Plan

On September 27, 2007, the Compensation Committee approved an incentive compensation arrangement for its division and regional presidents entitled the Division and Regional Presidents 2008 Bonus Plan (the “Division and Regional Bonus Plan”). The Division and Regional Bonus Plan will be first effective for the Company’s fiscal year ending June 30, 2008. The division and regional presidents do not participate in the Incentive Compensation Plan. The Division and Regional Bonus Plan replaces the Company’s Division Presidents Plan that was adopted on September 9, 2005.

Payments to division and regional presidents under the Division and Regional Bonus Plan are calculated based upon two components: (a) a set percentage of net income before taxes and bonuses for each president’s region or division (as such net income may be adjusted by an amount determined by the Compensation Committee) and (b) the product of a calculation based on division or regional objectives and goals for the officer in question, which are determined on an individual basis and may include all or some of the following: the ability to manage a budget, new order levels, speculation home inventory levels, backlog, lot development, advertising, sales office expenses, sales commissions, warranty costs and general and administrative expenses. Each participant in the Division and Regional Bonus Plan must obtain a minimum of 75% of an objective or goal for that objective or goal to be considered in the determination of the bonus payable pursuant to the second part of the bonus calculation. To obtain the middle bonus payable for an objective or goal, the participant must meet at least 85% of the objective or goal and to obtain the maximum bonus payable for an objective or goal, the participant must meet 100% of the objective or goal. The performance objectives and personal goals are set at a level that is projected to be attainable.

The Compensation Committee determined that pursuant to the Division and Regional Bonus Plan for the Company’s 2008 fiscal year, the bonus for Mr. Thomas Vesey, Executive Vice President, Southern Region, will be determined as follows: (1) The first part of his bonus will equal 2.5% of the net income before taxes and bonuses for the Southern Region; and (2) for the second part of Mr. Vesey’s bonus, the Company has established performance goals for the Southern Region with respect to the following measures (with the approximate weighting of these measures indicated): new orders (40%), speculative home inventory levels (19%), warranty costs (19%) and general and administrative expenses (22%). The maximum bonus available for the second part of this bonus is $313,000.

The Compensation Committee may increase or decrease bonuses, as the Compensation Committee deems prudent given the totality of the circumstances surrounding a particular bonus award. Payments pursuant to the Division and Regional Bonus Plan are subject to a $1,000,000 limitation on the aggregate compensation (salary, bonus and other compensation) to any one participant during any fiscal year.

Cash Bonus Plan for C. Dean Amann II

On June 6, 2006, the Board of Directors approved and adopted, and on December 7, 2007, the Company’s stockholders approved, the Orleans Homebuilders, Inc. Cash Bonus Plan for C. Dean Amann II (the “Amann Cash Bonus Plan”).  In connection with his employment, the Board of Directors approved and adopted the Amann Cash Bonus Plan with the goal of further aligning Mr. Amann’s interests as Executive Vice President with the interests of the Company’s stockholders.  Mr. Amann is the only participant in the Amann Cash Bonus Plan.  Under the Amann Cash Bonus Plan, Mr. Amann is eligible to be awarded annually up to 3% of certain pre-tax profits after accrual and/or payment of bonuses attributable to the Company’s Northern and Midwestern Divisions.  Mr. Amann did not receive a cash bonus under the Amann Cash Bonus Plan for Fiscal 2007. In recognition of Mr. Amann’s increased responsibilities across the Company, the Board of Directors determined that the Amann Cash Bonus Plan should be terminated at such time as determined by the Compensation Committee because bonus calculations under that plan are limited to only two of the Company’s regions.

Discretionary Bonuses

For at least several years prior to Fiscal 2007, the Company did not award bonuses to its executive officers outside of the plans identified above. However, the Compensation Committee has always had the ability to award discretionary bonuses, irrespective of an employment agreement or any other compensation plan. Due to the downturn in the homebuilding industry in Fiscal 2007, no bonuses were awarded pursuant to the Incentive Compensation Plan and only a fraction of the Fiscal 2006 bonuses were awarded under the Division Presidents Plan described above. In an effort to retain the Company’s executive talent, the Compensation Committee awarded discretionary bonuses to certain executive officers. For Fiscal 2007, Mr. Michael T. Vesey was awarded a discretionary bonus of $700,000 based on the Compensation Committee’s subjective evaluation of his overall performance, including his performance in managing incentives and reducing costs in a challenging market. Mr. Amann was awarded a discretionary bonus of $350,000 based on the Compensation Committee’s subjective evaluation, after consultation with the Company’s President, of his overall performance, including his performance in managing incentive programs and reducing overall costs. In addition to the amount awarded Mr. Thomas Vesey pursuant to the Division Presidents Plan, he was awarded a discretionary bonus of $282,000 based on the Compensation Committee’s subjective evaluation, after consultation with the Company’s President, of his overall performance, including his performance in maintaining a profitable division in a down market and reducing costs.

These bonuses were less than 42% of the amount each officer would have received in accordance with the terms of the Incentive Compensation Plan or Division Presidents Plan, as applicable, had the Company achieved the projected profits for Fiscal 2007, and in the aggregate, were less than 30% of the bonuses earned by the Company’s executive officers for Fiscal 2006.

The Compensation Committee determined that such discretionary bonuses were necessary to retain the Company’s executive talent in a year in which little to no incentive compensation, which is generally the majority of an executive’s compensation package, would otherwise be awarded. The Compensation Committee debated appropriate compensation levels and determined that these awards, while far below prior years, were necessary and appropriate consideration for the executive officers’ efforts over the fiscal year. The Company may also in the future grant discretionary bonuses.

Equity-Based Compensation

Awards of equity-based compensation, such as stock options, restricted stock awards and stock appreciation rights, are intended to align directly the interests of the Company’s executives and the stockholders in the enhancement of stockholder value.  The ultimate value of stock options, restricted stock awards and stock appreciation rights that have been awarded, or that may in the future be awarded, is directly tied to the Company’s stock price.

Stock Award Plan

In October 2003, the Board of Directors adopted the Orleans Homebuilders, Inc. Stock Award Plan (the “Stock Award Plan”). The Stock Award Plan provides for the grant of stock awards of up to an aggregate of 400,000 shares of the Company’s Common Stock. The Stock Award Plan allows for the payment of all or a portion of the incentive compensation awarded under the Company’s bonus compensation plans to be paid by means of a transfer of shares of Common Stock. The plan has a ten year life and is open to all employees of the Company and its subsidiaries. At June 30, 2007, the Company had awarded 155,904 shares of Common Stock under the Stock Award Plan and the Company had 244,096 shares of the Common Stock available to issue under the Stock Award Plan.

Pursuant to the Stock Award Plan, the Company may provide eligible employees the right to receive a certain percent of his or her bonus in the form of Company Common Stock valued at a discount from the market price.  No eligible employee exercised this right with respect to his or her Fiscal 2006 bonus and no eligible employee has yet exercised this right with respect to his or her Fiscal 2007 bonus. Generally, stock awards pursuant to the Stock Award Plan vest in equal annual installments over three years following the award date. The Company recognizes compensation expense for the discounts over the vesting periods of the awards. The Company did not award any shares of the Company’s Common Stock during Fiscal 2007. At June 30, 2007, 35,894 shares of the stock awards were fully vested and the remaining 120,010 shares will vest through fiscal year 2009. The total discount of the stock awards was approximately $2,689,853 of which $233,359 was recorded as compensation expense for the fiscal year ended June 30, 2007.

Amended and Restated 2004 Omnibus Stock Incentive Plan

On June 6, 2006, the Board of Directors approved and adopted, and on December 7, 2006, the Company’s stockholders approved, an amendment to and restatement of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan (the “Amended and Restated Plan”), to increase the number of shares of the Company’s Common Stock available under the plan from 50,000 shares to 400,000 shares and increase the per person fiscal year grant limitation to 250,000 shares of the Company’s Common Stock. If Proposal Two is approved by the stockholders, the total number of shares available under the Amended and Restated Plan will increase to 2,000,000.

The Amended and Restated Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company (the “Employees”), to provide Employees with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend by awarding them grants under the Amended and Restated Plan consisting of options for the purchase of shares of the Company’s Common Stock, awards of restricted stock and/or awards of stock appreciation rights. The Amended and Restated Plan is intended to provide an additional incentive to directors of the Company who are not employees to serve on the Board of Directors and to devote themselves to the future success of the Company. In addition, the Amended and Restated Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

In Fiscal 2007, pursuant to Mr. Herdler’s employment agreement discussed above, Mr. Herdler received an option to acquire 240,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on February 27, 2007, which was $15.60.   This option is subject to the approval of the Second Amended and Restated Plan, as amended, by the stockholders at the annual meeting in December 2007. If the Second Amended and Restated Plan, as amended, is approved by the Company’s stockholders, Mr. Herdler’s option will vest in five equal installments on each of the first five anniversaries of the effective date of his employment agreement.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	405,000	$12.19	—
Equity compensation plans to be approved by stockholders at the annual meeting	240,000	$15.60	1,355,000
Total	645,000		1,355,000

Perquisites

The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees.  In addition, the named executive officers identified in the Executive Compensation Table received various other personal benefits such as automobile allowances. The Compensation Committee believes that such benefits are comparable to those offered by other comparable companies.  In Fiscal 2007, the Company paid $26,724 on behalf of Mr. Orleans for group life insurance, medical insurance and certain automobile expenses.  In connection with their employment agreements, Mr. Amann was reimbursed for $153,852 in moving expenses and price protection on the sale of his home, and Mr. Herdler received $225,000 for moving expenses and legal fees. With the exception of Messrs. Orleans, Amann and Herdler, the value of perquisites for the remaining named executive officers did not exceed the lesser of $50,000 or 10% of their annual salary and bonus.

Severance Agreements

The Company is currently a party to written employment agreements with Jeffrey P. Orleans, Garry P. Herdler and C. Dean Amann II and, prior to the termination of his employment, was a party to an employment agreement with Joel A. Armstrong. Michael T. Vesey and Thomas Vesey do not have written employment agreements with the Company and Joseph Santangelo did not have a written employment agreement with the Company. The decisions to enter into employment agreements with Mr. Herdler and Mr. Amann and the terms of those agreements were based on the Company’s need to attract and retain talent for the long-term growth of the Company.

Pursuant to the employment agreements with the foregoing executives, the Company has agreed to arrangements which will provide severance compensation in certain events of termination or change in control or pursuant to other triggering events. These arrangements are designed to promote stability and continuity of senior management. The Company has adopted certain triggers for the vesting of equity awards to retain, focus and motivate executives during change in control discussions and to be competitive with current market practice in order to attract the best talent. Stock options and restricted stock will generally vest upon a change in control. Information regarding applicable payments under such arrangements for the named executive officers identified in the Executive Compensation Table is provided under the heading “Potential Payments Upon Termination or Change in Control” on below.

Retirement

On December 1, 2005 the Compensation Committee adopted, and on September 27, 2007 the Compensation Committee amended, a Supplemental Executive Retirement Plan, (as amended, the “SERP”) and an Executive Compensation Deferral Plan (as amended, the “Deferral Plan” and together with the SERP, the “Retirement Plans”). The descriptions provided below for the Retirement Plans include the September 27, 2007 amendments (see “Benefit Plans” under “Fiscal 2007 Compensation Committee Actions” above for a description of these amendments). The purpose of the SERP is to provide supplemental retirement income benefits to participants or their survivors upon the participants’ retirement or disability, or post-retirement death, and to provide for benefits to be paid to all participants’ survivors in the event of a participant’s death while employed. The purpose of the Deferral Plan is to provide participants in the Deferral Plan the opportunity to accumulate capital on a tax deferred basis. The Retirement Plans are also designed and have been implemented to increase the incentive of the participants to remain in the employ of the Company and to increase the Company’s profitability. The Retirement Plans are administered by the Board of Directors or a committee of the Board of Directors that is authorized by the Board of Directors to administer the Retirement Plans.

Supplemental Executive Retirement Plan

The Board of Directors or a committee designated by the Board of Directors selects employees who will be permitted to participate in the SERP and such participant’s benefits level. Generally, participation is limited to key members of management and other highly compensated employees, including the members of management defined below as Tier 1 participants.

Generally, the SERP is intended to provide to each participant who remains continually employed by the Company until attaining age 65 an annual supplemental retirement benefit. The benefit to be paid to each participant will be a target annual amount equal to 0.50% for each year of past service with the Company (to a maximum of 20 years of past service recognized) plus, (a) for Tier 1 designated participants, 1.00% for each year of future service with the Company, and (b) for Tier 2 designated participants, 0.75% for each year of future service with the Company, multiplied by the average of the participant’s highest five consecutive base salary and annual bonus as determined in accordance with the SERP. The benefit is payable for life with a minimum of 10 years guaranteed.

If a participant in the SERP should die while employed by the Company, his or her beneficiary will receive a survivor benefit equal to (a) one hundred percent (100%) of the average of the participant’s recognized compensation for the three years prior to the participant’s date of death, paid in one lump sum as soon as practical following death, and (b) fifty percent (50%) of the amount paid under (a) paid for each of the following four years.

The Company can amend or terminate the SERP at any time. However, no termination will affect the participants’ accrued benefits as determined in accordance with the SERP or delay any payments to a participant beyond the time that such amount would otherwise be payable without regard to the amendment.

Messrs. Orleans, Michael T. Vesey, Herdler, Amann and Thomas Vesey are Tier 1 participants in the SERP. Before termination of employment with the Company, Mr. Santangelo was a Tier 1 participant in the SERP.

Deferral Plan

In addition to the retirement benefits provided by the SERP, under the Deferral Plan, participants have the ability to defer a portion of their compensation which will be credited to an account maintained by the Company for the participant. Amounts contributed by participants are always vested. Participant deferral accounts will be maintained by the Company for recordkeeping purposes only. Participants will have no interest in any assets which may be set aside by the Company to meet its obligations under the Deferral Plan.

A participant may elect to treat all or a portion of his or her deferral account as if it had been used to purchase one or more specific investments. All of these “shadow” investments will be securities or mutual funds which are registered for sale to investors in the United States. Company securities will not be offered as one of the “shadow” investments. Changes in the value of the shadow investments will be credited or charged to participant accounts as these changes occur.

Participants may choose how the deferral amounts in their accounts will be distributed; either (a) in a lump sum or installments beginning on a specified date, or (b) upon separation from service. In addition, a participant’s account will be distributed in the event of the participant’s (a) death or (b) disability. There also is a provision for distributions from participant accounts in the event of a participant’s severe financial hardship.

Impact of Performance on Compensation

The Company’s performance greatly impacts the executive officers’ compensation. As a result of the performance of the Company in Fiscal 2007, cash bonuses awarded were less than 42% of the amount each officer would have received in accordance with the terms of the Incentive Compensation Plan or Division President’s Plan, as applicable, had the Company achieved projected profits for Fiscal 2007, and in the aggregate were less than 30% of the bonuses earned by the Company’s executive officers for Fiscal 2006. Stock options issued in Fiscal 2006 and Fiscal 2007 to Messrs. Amann and Herdler as incentives now have exercise prices in excess of the market price for the Company’s Common Stock and are significantly out of the money. In addition,  due to the Company’s performance in Fiscal 2007, Mr. Orleans did not receive any cash bonus compensation for Fiscal 2007.

As discussed above, for Fiscal 2007, no bonuses were awarded pursuant to the Incentive Compensation Plan. Bonuses awarded pursuant to the Division Presidents Plan were only a fraction of the bonuses awarded under the same plan in Fiscal 2006. Pursuant to the Cash Bonus Plan for C. Dean Amann II, for Fiscal 2007, Mr. Amann was entitled to 3% of the profits of the Company’s Northern and Chicago Divisions, determined on a pre-tax basis after the accrual and/or payment of bonuses, however Mr. Amann did not receive a Fiscal 2007 bonus under the Cash Bonus Plan for C. Dean Amann II.

Stock Ownership and Retention Guidelines

The Company does not require its named executive officers identified in the Executive Compensation Table to maintain any set level of Company stock ownership, however, all of our executives own stock or options in the Company. In recent years, the Compensation Committee has been approving more equity incentives in connection with hiring new executives and the Company has been utilizing the Stock Award Plan pursuant to which certain executives are given the opportunity to purchase the Company’s restricted stock with a certain percentage of such executive’s bonus at a discount from the market rate. The increase in the issuance of equity securities to new executives and offering participation in the Stock Award Plan has been approved by the Compensation Committee with the intent of aligning the executive officers’ interests with the interests and objectives of the Company’s stockholders.

Impact of Regulatory Requirements on Compensation

Deductibility of Executive Compensation under Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other named executive officers identified in the Executive Compensation Table unless specified criteria are satisfied. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m). The Compensation Committee has generally designed the Company’s compensation program in a manner that permits compensation to be deductible. However, the Compensation Committee may award discretionary bonuses as a result of the downturn in the housing market, which may not be deductible. In addition, grants of restricted stock, when and if those grants vest for tax purposes, may create compensation for the grantee that may be subject to the limitations on deductibility under Section 162(m). The Compensation Committee reserves the right to award non-deductible compensation when it believes such action would be in the best interests of the Company. This discretion was exercised in setting Mr. Amann’s compensation package pursuant to his employment agreement and recommending an increase in Mr. Orleans’ base salary to $1,100,000 for Fiscal 2008.

Accounting for Stock-Based Compensation

In 2006, the Company began accounting for stock-based payments, including stock options and awards of restricted stock and restricted stock units, in accordance with the requirements of Financial Accounting Standards Board Statement 123(R) (“SFAS 123R”). The Compensation Committee reviews the expenses for stock-based payments under SFAS 123R in connection with the grant of stock options and award of restricted stock and restricted stock units.

Conclusion

The Company seeks to establish a compensation system that allows the Company to attract and retain experienced and talented individuals that will make substantial contributions to the Company’s long-term growth and profitability using various elements, including base salary, benefit plans, incentive bonuses and, at times, discretionary bonuses.  Historically, the base salaries the Company has paid to its executive officers have been relatively low and a substantial portion of executive officers’ compensation was based on the Company’s pre-tax profits or similar performance measures.  The Company believes that having a substantial portion of compensation tied directly to Company financial performance can be a powerful incentive for its executive officers and can further align the interests of the executive officers with the interests of the Company’s stockholders.  The Company does, however, recognize that it must be able to retain its executive officers, which requires offering appropriate and competitive compensation packages, even in a down market in which the Company’s pre-tax profits may not be consistent with historic levels.  Accordingly, the Company, through its Compensation Committee has taken steps that the Company believes will help the Company retain its executive management team, which the Company believes will lead to increases in shareholder value over the long-term.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

The Compensation Committee

David Kaplan

John W. Temple

Summary Compensation Table

The following table sets forth information as to all compensation paid by the Company for services in the Company’s last fiscal year ended June 30, 2007 to: (a) the Company’s Chief Executive Officer, (b) the Company’s Chief Financial Officer, (c) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, and (d) the Company’s former Chief Financial Officer and former Executive Vice President, for whom disclosure would have been required but for the fact that they were not serving as executive officers of the Company at the end of Fiscal 2007 (together, the “named executive officers”).

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Jeffrey P. Orleans, Chairman and Chief Executive Officer	2007	$850,000		—		—	—		—	—	$24,607	$874,607

Michael T. Vesey, President and Chief Operating Officer	2007	235,000		$700,000	(3)	—	—		—	—	14,414	949,414

Garry P. Herdler, Executive Vice President and Chief Financial Officer	2007	154,038		400,000	(4)	—	—	(5)	—	—	227,100	781,138

C. Dean Amann II, Executive Vice President	2007	525,000		900,000	(6)	—	—		—	—	162,252	1,587,252

Thomas Vesey, Executive Vice President Southern Region	2007	175,000		282,000	(3)	—	—		$268,000	—	9,797	734,797

Joseph A. Santangelo, Former Chief Financial Officer	2007	135,460	(7)	—		—	—		—	—	6,763	142,223

Joel A. Armstrong, Former Executive Vice President	2007	211,056	(8)	250,000		—	—		—	—	644,377	1,105,433

(1)           Salary amounts reflect the actual base salary payments made to the named executive officers in fiscal year 2007.

(2)           The compensation reflected in the “All Other Compensation” column for each of the named executive officers for 2007 includes Company matching contributions under our 401(k) Plan and the incremental cost to the Company of perquisites, as follows:

Name	Automobile Usage ($)		Reimbursement of Legal Expenses ($)		Relocation Benefits ($)		Apartment Rental ($)	Severance Payments ($)	401(k) Plan Company Match and Profit Sharing ($)	Total ($)
Jeffrey P. Orleans	$18,974	*	—		—		—	—	$5,633	$24,607
Michael T. Vesey	8,760		—		—		—	—	5,654	14,414
Garry P. Herdler	2,100			†	$225,000	†	—	—	—	227,100
C. Dean Amann II	8,400		—		153,852	**	—	—	—	162,252
Thomas Vesey	4,212		—		—		—	—	5,585	9,797
Joseph A. Santangelo	4,380		—		—		—	—	2,383	6,763
Joel Armstrong	2,500		—		—		$8,800	$633,077	—	644,377

* Includes a percentage of the amounts paid for the services of an automobile driver ($12,500) and for the lease of the Company vehicle ($6,474).

† Pursuant to his employment agreement, Mr. Herdler received a total of $225,000 for relocation and legal expenses.

**  Amount includes the cost of price protection with respect to the sale of Mr. Amann’s former residence, as provided for in his employment agreement, equaling $27,950.

(3)          Reflects discretionary bonuses that were not paid pursuant to any incentive compensation plan.

(4)          Includes a $250,000 signing bonus and a $150,000 guaranteed minimum bonus. The amounts provided in this table for Mr. Herdler’s salary and bonus reflect the February 27, 2007 start date of his employment with the Company.

(5)          Pursuant to his employment agreement, Mr. Herdler was awarded an option to purchase 240,000 shares of Common Stock with an exercise price of $15.60, which was above the market price of the Company’s Common Stock on June 30, 2007.

(6)          Includes $550,000 in signing bonuses provided for in his employment agreement (a $275,000 bonus payment in each of August 2006 and June 2007) and a discretionary bonus of $350,000.

(7)          Includes $35,460 vacation payout. Mr. Santangelo’s employment with the Company terminated in December 2006.

(8)          The Company terminated Mr. Armstrong’s employment in November 2006.

Grants of Plan-Based Awards

The following table sets forth information as to each grant of a plan-based award for services in the Company’s last fiscal year ended June 30, 2007 to the named executive officers.

			Date of Compensation	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock	All other Option Awards; Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date		Committee Consent	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum ($)	or Units (#)	Options (#)	Awards ($ /share)	and Option Awards ($)

Jeffrey P. Orleans				—	(1)	—	(1)	—	(1)	—	—	—	—	—	—	—

Michael T. Vesey				—	(1)	—	(1)	—	(1)	—	—	—	—	—	—	—

Garry P. Herdler	2/27/07	(2)	2/26/07	—	(3)	—	(3)	—	(3)	—	—	—	—	240,000	$15.6000	$2,534,400

C. Dean Amann II				—	(4)		(4)	—	(4)	—	—	—	—	—	—	—

Thomas Vesy				$268,000	(5)	290,355	(5)	$312,690	(5)	—	—	—	—	—	—	—

Joseph A. Santangelo(6)				—	(1)	—	(1)	—	(1)	—	—	—	—	—	—	—

Joel A. Armstrong (6)(7)				—		—		—		—	—	—	—	—	—	—

(1)          Payout is based upon a percentage of net pre-tax profits pursuant to the Incentive Compensation Plan as discussed in the Compensation Discussion and Analysis above under “Incentive Compensation Programs.”

(2)          This is the date on which Mr. Herdler commenced employment with the Company.

(3)          Mr. Herdler did not participate in any non-equity incentive plans in Fiscal 2007.

(4)          Payout is based upon a percentage of pre-tax profits for certain regions in accordance with the Amann Cash Bonus Plan discussed in the Compensation Discussion and Analysis above under “Cash Bonus Plan for C. Dean Amann II.”

(5)          Pursuant to the Incentive Compensation Plan for Division Presidents discussed above in the Compensation Discussion and Analysis section under “Incentive Compensation Programs,” Mr. Vesey received the threshold bonus for Fiscal 2007, which equaled 6% of the pre-tax, pre-bonus earnings of the Southern Region.

(6)          Employment terminated during Fiscal 2007.

(7)          Pursuant to the terms of his employment agreement, Mr. Armstrong does not participate in any Company equity or non-equity incentive plans.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards to the named executive officers outstanding as of the end of the Company’s last fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jeffrey P. Orleans	—	—		—	—	—	—		—	—	—

Michael T. Vesey	40,000	—		—	$1.1875	4/20/08	105,000	(2)	$887,250	—	—

Garry P. Herdler	—	240,000	(3)	—	15.6000	2/27/17	—		—	—	—

C. Dean Amann II	62,500	187,500	(4)	—	15.6300	6/19/16	—		—	—	—

Thomas Vesey	—	—		—	—	—	—		—	—	—

Joseph A. Santangelo	—	—		—	—	—	—		—	—	—

Joel A. Armstrong	—	—		—	—	—	—		—	—	—

(1)          Market values reflect the closing price of the Company’s Common Stock on the American Stock Exchange on June 29, 2007 (the last business day of the fiscal year), which was $8.45 per share.

(2)          Mr. Vesey’s equity award vests with respect to 10,000 shares on each of the first five anniversary dates of the effective date of the grant, March 4, 2005. His equity award then vests with respect to 15,000 shares on each of the next five anniversary dates of the grant date.

(3)          Mr. Herdler’s option award vests with respect to 48,000 shares on each of the first five anniversary dates of the effective date of his employment agreement, February 27, 2007.

(4)          Mr. Amann’s option vests with respect to 62,500 shares on each of the first four anniversaries of the effective date of his employment agreement, June 19, 2006.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of stock, including restricted stock, during the Company’s last completed fiscal year for the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey P. Orleans	—	—	—	—

Michael T. Vesey	200,000	$2,046,000	10,000	$141,000

Garry P. Herdler	—	—	—	—

C. Dean Amann II	—	—	—	—

Thomas Vesey	—	—	—	—

Joseph A. Santangelo	30,000	324,975	—	—

Joel A. Armstrong	—	—	—	—

Pension Benefits

The Pension Benefits Table below shows the actuarial present value of accumulated benefits payable to each of our named executive officers and the number of years credited to each such named executive officer under the SERP.

The present values set forth below have been calculated for all named executive officers assuming that each will remain in service until normal retirement age as defined under the SERP. The assumptions set forth in Note 10 to our consolidated financial statements included in our Form 10-K filed with the SEC on September 13, 2007 are used below and are incorporated by reference.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Jeffrey P. Orleans	Orleans Homebuilders, Inc. Supplement Executive Retirement Plan (“SERP”)(2)	19.67	$1,262,618	—

Michael T. Vesey	SERP	19.20	510,049	—

Garry P. Herdler	SERP	0.33	—	—

C. Dean Amann II	SERP	1	36,915	—

Thomas Vesey	SERP	6.9	117,613	—

Joseph A. Santangelo(3)	SERP	—	—	—

Joel A. Armstrong	N/A	—	—	—

(1)

For purposes of calculating the present value of the accumulated benefit, a participant’s actual years of service prior to the effective date of the SERP, if any, are divided in half, as is required under the SERP, but the numbers presented represent full years of service.

(2)

Retirement/pension benefits under the SERP become effective on September 1, 2010, five years after the effective date of the SERP. Death benefits from the SERP, however, are immediately effective upon a participant’s death. For additional information regarding the death benefit, see Potential Payments upon Termination or Change in Control.

(3)	Mr. Santangelo’s employment with the Company has terminated and he is no longer eligible to receive benefits awarded pursuant to the SERP.

Non-Qualified Deferred Compensation

The following table sets forth information with respect to the Company’s plan that provides for the deferral of compensation of the named executive officers on a basis that is not tax-qualified.

Name	Executive Contribution in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)

Jeffrey P. Orleans	$100,000	—	$19,048	—	$119,048

Michael T. Vesey	503,591	—	59,161	—	562,751

Garry P. Herdler	—	—	—	—	—

C. Dean Amann II	26,250	—	1,378	—	27,628

Thomas Vesey	71,507	—	12,749	—	84,255

Joseph A. Santangelo	50,000	—	3,938	53,938	—

Joel A. Armstrong	—	—	—	—	—

(1)          Messrs. Orleans, Michael T. Vesey, Herdler, Thomas Vesey, Santangelo and Armstrong’s contributions in the Company’s last fiscal year are derived from bonuses awarded to the named executive officers for their performance in Fiscal 2006. Mr. Amann’s contribution is derived deferral of a portion of his Fiscal 2007 salary.

(2)          Since the Company did not contribute to any earnings of the named executive officers, all amounts in the column providing information regarding Registrant contributions in the last fiscal year are zero. Amounts reported for the Aggregate Earnings in the last fiscal year are based upon earnings exceeding the ordinary investment gains or losses made by the named executive officer. The same principle applies with respect to Aggregate Withdrawals/Distributions.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Jeffrey P. Orleans

The Company entered into an employment agreement with Jeffrey P. Orleans in June 1987. While the initial term of the agreement has expired, it automatically renews for successive one year terms, unless either the Company or Mr. Orleans gives notice of termination at least 180 days prior to the end of the then current term. Pursuant to this employment agreement, Mr. Orleans is to serve as the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer and is to be paid a base salary effective July 1, 2005 of $850,000, which the Company increased to $1,100,000 on October 3, 2007, effective July 1, 2007.  In addition, Mr. Orleans is entitled to receive bonus compensation equal to 3% of certain of the Company’s net pre-tax profits, as defined by the agreement. This bonus compensation is awarded in a manner consistent with the Orleans Homebuilders, Inc. Incentive Compensation Plan.

Mr. Orleans’ employment agreement also provides that if his employment terminates as a result of his death or disability, he or his estate is entitled to receive his base salary for the lesser of (a) a period of 120 days following such termination and (b) the balance of the then existing term together with a prorated portion (based on the number of days employed) of bonus compensation he would have received had his employment not terminated.

Under Mr. Orleans’ employment agreement, he is also entitled to certain fringe benefits, including health and life insurance generally available to the Company’s senior officers.

Garry P. Herdler

On February 27, 2007, the Company entered into an employment agreement with Garry P. Herdler, Executive Vice President and Chief Financial Officer of the Company.  Mr. Herdler’s employment agreement provides that his employment with the Company is for an unspecified duration and may be terminated at any time by either party upon the giving of notice as required by the employment agreement. Pursuant to the employment agreement, Mr. Herdler’s annual base salary is $450,000 per year for fiscal years 2007, 2008 and 2009 and $475,000 per year for fiscal years 2010, 2011 and 2012.  Mr. Herdler is also entitled to receive a signing bonus payable over three years in the aggregate amount of $900,000.  Generally, Mr. Herdler must be employed by the Company on the relevant scheduled payment date to receive the payment of the signing bonus. In addition, Mr. Herdler is entitled to a semi-annual guaranteed minimum bonus and an additional annual incentive bonus for the duration of his employment. Pursuant to his employment agreement, Mr. Herdler also received an option to acquire 240,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on February 27, 2007, which was $15.60.

For additional information regarding the terms of Mr. Herdler’s employment agreement, please the section “Fiscal 2007 Compensation Committee Actions” under “Compensation Discussion and Analysis” above.

C. Dean Amann II

Effective June 19, 2006, the Company entered into an At-Will Employment Agreement with C. Dean Amann II, Executive Vice President of the Company, which provides that Mr. Amann’s employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Amann, for any or no reason.

Mr. Amann’s employment agreement provides that his initial annual base salary is $525,000 per year, payable in accordance with the Company’s normal payroll practices. Pursuant to the Amann Cash Bonus Plan, Mr. Amann is entitled to receive a bonus equal to 3% of the net pre-tax, pre-bonus profits of the Company’s Northern Division and Midwestern Division, determined on a pre-tax basis and after accrual and/or payment of bonuses, provided that he is employed by the Company on the date of payment. Subsequent to the end of Fiscal 2007, the Board of Directors determined that the Amann Cash Bonus Plan should be terminated at such time as determined by the Compensation Committee. Mr. Amann’s base salary and bonus based on profits is subject to review and revision by the Company from time to time. Mr. Amann is also entitled to receive a one-time bonus payable over three fiscal years in the aggregate amount of $1,100,000, provided that he is employed by the Company on each scheduled payment date. In addition, Mr. Amann’s employment agreement provides that he is eligible to participate in the Company’s insurance and health benefit plans, supplemental executive retirement plan and executive compensation deferral plan, subject to their respective requirements, terms and conditions. Furthermore, in Fiscal

2007, Mr. Amann received certain other benefits, including a vehicle allowance, reimbursement of relocation expenses and price protection with respect to the sale of his former residence. The Compensation Committee approved this agreement in Fiscal 2006 to obtain the services of Mr. Amann.

In addition to the above, pursuant to his employment agreement, Mr. Amann received an option to acquire 250,000 shares of Company Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on June 19, 2006, or $15.63. Mr. Amann’s option will vest in four equal installments on each of the first four anniversaries of the effective date of the employment agreement and was issued in the form approved by the Company’s Compensation Committee

Joel A. Armstrong

On April 7, 2006, the Company entered into an employment agreement with Joel A. Armstrong, Executive Vice President of the Company, which became effective May 1, 2006 and was terminated by the Company in November of 2006. Pursuant to Mr. Armstrong’s employment agreement, he was entitled to a base salary of $600,000 per year and a bonus of $500,000 per year. Mr. Armstrong’s employment agreement had a term of three years and did not provide for any automatic extensions. Either the Company or Mr. Armstrong was permitted to terminate Mr. Armstrong’s employment with or without “Cause” (as such term was defined in his employment agreement). If the Company terminated Mr. Armstrong’s employment agreement without Cause, Mr. Armstrong was entitled to continue to receive his base salary and any bonus to which he was entitled for the lesser of 12 months or the remaining term of the employment agreement. In Fiscal 2007, the Company paid approximately $633,077 in severance expenses related to Mr. Armstrong’s termination and recognized an additional $466,923 in severance expenses payable in Fiscal 2008.

Mr. Armstrong’s employment agreement contained a noncompetition section pursuant to which Mr. Armstrong generally is precluded from engaging in or being financially interested in any business operating in the states of Arizona, Florida or Illinois engaged in the construction or marketing of homes or the acquisition or development of property for residential purposes so long as Mr. Armstrong is receiving post-termination payments from the Company. Mr. Armstrong’s employment agreement also contained confidentiality provisions relating to the Company’s confidential information.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of employment or change in control of the Company. The compensation payable to each of Messrs. Orleans, Michael T. Vesey, Herdler, Amann and Thomas Vesey in connection with a termination of their employment or a change in control of the Company on June 30, 2007 is set forth in the table below. The actual amounts to be paid to a named executive officer upon termination of his employment or a change in control of the Company will depend on the circumstances and timing of such termination or change in control. The actual severance payments made to Messrs. Armstrong and Santangelo are set forth following the table.

This section does not present pension benefit payments pursuant to the SERP other than in the event of death or change in control because no participants would have been entitled to any other SERP payment as of June 30, 2007. Generally, the SERP requires participants to be credited with five years of participation in the plan before any retirement or pension payments will be made, and the SERP has only been in effect since September 1, 2005. For additional information regarding the SERP, see “Supplemental Executive Retirement Plan” above under “Compensation Discussion and Analysis” - “Elements of Compensation” - “Retirement.”

	Termination for Cause ($)(1)	Voluntary Termination Without Good Reason ($)(1)	Involuntary Termination Without Cause or Resignation for Good Reason ($)		Change in Control Without Termination ($)(2)		Change in Control with Involuntary Termination Without Cause or Resignation for Good Reason ($)(3)		Retirement ($)	Disability ($)		Death ($)(4)
Jeffrey P. Orleans	—	—	—		$1,262,618		—		—	$279,452	(5)	$2,829,452	(5)

Michael T. Vesey	—	—	—		1,787,035	(6)	—		—	—		2,805,000

Garry P. Herdler	$8,135	$8,135	$1,584,642	(7)	—		$2,634,642	(8)	$8,135(1)	808,135	(9)	2,608,135	(1)(9)

C. Dean Amann II	10,096	10,096	10,096	(1)	36,915		10,096	(1)	10,096(1)	10,096	(1)	2,635,096	(1)

Thomas Vesey	2,019	2,019	2,019	(1)	117,613		2,019	(1)	2,019(1)	2,019	(1)	2,177,019	(1)

(1)          Includes accrued but unpaid vacation pay as of June 30, 2007.

(2)          Pursuant to the SERP, upon a change in control, each participant becomes fully vested in his accumulated benefit, the amount of which is identical to the “Present Value of Accumulated Benefit” column presented in the “Pension Benefits Table” on page 39.

(3)          Prior to the September 27, 2007 amendment to the SERP, the SERP required participants to be credited with five years of participation in the plan before any payments other than death benefits were payable. As such, in the event of a change in control coupled with termination for any reason as of June 30, 2007, none of the named executive officers would have been entitled to any benefits under the SERP, including accumulated benefits, because the plan has not been in existence for five years. Pursuant to the amended SERP, upon a change in control, the participants in the plan would receive full vesting of their accumulated benefit, which will be payable subject to the age of the participant and other payment conditions contained in the SERP.

(4)          Pursuant to the SERP, upon the death of a participant, his beneficiary is entitled to receive (a) in the first year, a payment equal to 100% of his salary in the plan year plus the annual bonus for such plan year, paid in 12 monthly installments, and (b) 50% of such total amount for the first year on the first, second, third and fourth anniversaries of his death, paid in monthly installments. The death benefit calculation for each of Messrs. Orleans, Michael T. Vesey, Herdler, Amann and Thomas Vesey is as follows:

	100% of Salary in the Plan Year ($)	Annual Bonus for Plan Year ($)	Total Amount for Year One ($)	50% of the Total Amount for Year One Payable on the First, Second, Third and Fourth Anniversaries of Death ($)	Total ($)
Jeffrey P. Orleans	$850,000	—	$850,000	$425,000	$2,550,000

Michael T. Vesey	235,000	$700,000	935,000	467,500	2,805,000

Garry P. Herdler	450,000	150,000	600,000	300,000	1,800,000

C. Dean Amann II	525,000	350,000	875,000	437,500	2,625,000

Thomas Vesey	175,000	550,000	725,000	362,500	2,175,000

(5)          Mr. Orleans’ employment agreement provides that in the event of death or disability, he, or his beneficiary, as applicable, is entitled to payments totaling 100% of his base salary for 120 days, which equaled approximately $279,452.

(6)          Mr. Vesey holds 105,000 unvested shares of restricted stock awarded pursuant to the Stock Award Plan. If a change in control had occurred on June 30, 2007, all of his unvested restricted stock would have vested, which would have had a value equal to approximately $887,250. In addition, Mr. Vesey would have been entitled to receive a related tax gross up equaling approximately $389,736.

(7)          Pursuant to his employment agreement, Mr. Herdler would have been entitled to the following severance benefits: (a) cash severance equal to $750,000 (which is the alternative minimum amount provided for by his employment agreement); (b) a bonus severance payment of $800,000 (calculated as (i) any unpaid portion of his signing bonus ($650,000) plus (ii) his accrued bonus ($150,000)); (c) subject to applicable legal restrictions, continuing health and welfare benefits maintained at the Company’s expense for 18 months with a value of approximately $26,507; and (d) accrued but unused vacation pay totaling approximately $8,135.

(8)          Pursuant to his employment agreement, Mr. Herdler would have been entitled to the following severance benefits: (a) cash severance of $1,800,000 (which is calculated as two times the sum of his base salary ($450,000) plus two times his average annual bonus ($450,000)); (b) a bonus severance payment of $800,000 (calculated as (i) any unpaid portion of his signing bonus ($650,000) plus (ii) his accrued bonus ($150,000)); (c) subject to applicable legal restrictions, continuing health and welfare benefits maintained at the Company’s expense for 18 months with a value of approximately $26,507; and (d) accrued but unused vacation pay totaling approximately $8,135.

(9)          Mr. Herdler’s employment agreement provides that, in the event of death or disability, he, or his beneficiary, as applicable, is entitled to the following benefits: (a) a bonus severance payment of $800,000 (calculated as (i) any unpaid portion of his signing bonus ($650,000) plus (ii) his accrued bonus ($150,000)); and (b) accrued but unused vacation pay totaling approximately $8,135.

As discussed under “Employment Agreements with Named Executive Officers,” Mr. Armstrong’s employment was terminated on November 9, 2006 and, pursuant to such agreement, he was entitled to severance consisting of his base salary ($600,000) and any bonus to which he was entitled ($500,000) for twelve months. At June 30, 2007, Mr. Armstrong had received $633,077 in severance payments and was entitled to receive an additional $466,923, payable from July 1 to November 2, 2007.

Mr. Santangelo resigned effective December 29, 2006 and did not receive any severance payments upon termination.

ADDITIONAL INFORMATION

Executive Officers

In addition to Messrs. Orleans, Goldman and Vesey, whose biographies appear under Proposal One above, the following persons serve as executive officers of the Company:

C. Dean Amann II, 44, has been an Executive Vice President of the Company since June 2006. From October 2003 to June 2006, Mr. Amann was the Rocky Mountain Area President for Pulte Homes, Inc. and from February 2000 to October 2003, Mr. Amann was the Division President Colorado for Pulte Homes, Inc.

Thomas Gancsos, 55, has been the Company’s Division President for Richmond, Virginia, since the Company acquired Parker & Lancaster Corporation in October 2000. Prior to that, he had been the Division Manager for Parker & Lancaster Corporation since December 1999.

Jeffrey Guernier, 48, has been the Company’s Division President for Greensboro, North Carolina since September 2003. Prior to that, he had been the Executive Vice President for Parker & Lancaster Corporation since July 1997.

Randy Harris, 57, has been the President of the Company’s Midwest Division since July 2004. Prior to that, he had been the Vice President and Division Manager of Realen Homes, L.P. in Illinois since 1999.

Garry P. Herdler, 38, has been the Company’s Executive Vice President and Chief Financial Officer since February 2007. Mr. Herdler most recently served two years as an Executive Director with CIBC World Markets Corp. in New York in both equity capital markets and investment banking. Previously he spent seven years with Deutsche Bank Securities, Inc. and its predecessors, Bankers Trust/BT Alex Brown, as a Director, Leveraged Finance in New York responsible for the origination, structuring and execution of leveraged finance engagements (high-yield and leveraged loans) for both corporate and leveraged buyout transactions. Prior to that, he spent approximately seven years with KPMG, Chartered Accountants, in Vancouver, Canada.

J. Russell Parker, III, 63, has been the President of Parker & Lancaster Corporation and Parker & Orleans Homebuilders, Inc., both wholly owned subsidiaries of the Company, since the Company’s acquisition of Parker & Lancaster Corporation in October 2000. Prior to the Company’s acquisition of Parker & Lancaster Corporation, Mr. Parker had been the President and Chief Executive Officer of Parker & Lancaster Corporation since 1997.

Gary J. Stefanoni, 55, has been the Company’s Senior Executive Vice President since March 2004. From February 1995 until March 2004, Mr. Stefanoni was the Vice President of Operations of Pulte Homes, Inc.

Kyle Upper, 41, has been the Company’s Executive Vice President since June 2006. Prior to that, he had been the Company’s Vice President-Land Acquisition from July 2004 to June 2006. From May 1997 to July 2004 he had been the Company’s Director of Land Acquisition.

Thomas Vesey, 43, has been the Company’s Executive Vice President, Southern Region since June 2006. Prior to that, he had been the Company’s Division President for Charlotte, North Carolina from January 2002 to June 2006 and had been employed by the Company from March 2000 to December 2001 to assist the Company in evaluating and identifying opportunities for expansion into additional markets and to assimilate acquisitions into the Company’s operations. Mr. Vesey is the brother of Michael T. Vesey, the Company’s President and Chief Operating Officer.

All of the Company’s executive officers serve at the discretion of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based on the Company’s review of the copies of the reports received by it, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all filings required to be made by the reporting persons for Fiscal 2007 were made on a timely basis except that: Mr. Kyle J. Upper failed to timely report on Form 4 his exercise of an option to acquire 20,000 shares of Common Stock and subsequent sale of 20,000 shares of Common Stock in February of 2007; Mr. Michael T. Vesey failed to timely report on Form 4 his sale of 9,500 shares of Common Stock on January 20, 2007 and 500 shares of Common Stock on January 21, 2007; Mr. J. Russell Parker failed to timely report on Form 4 his sale of 2,000 shares of Common Stock on January 3, 2007; and Mr. C. Dean Amann failed to timely report on Form 4 his receipt of an option to purchase 250,000 shares of Common Stock on December 7, 2006. Messrs. Upper, Vesey, Parker and Amann have since filed the appropriate Section 16(a) reports with respect to these transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on September 30, 2007, certain information with respect to the holdings of (a) each director or nominee for director and each of the executive officers named in the Summary Compensation Table, (b) all executive officers, directors and nominees for director as a group, and (c) each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act of more than 5% of the Company’s shares of Common Stock, based upon Company records or Securities and Exchange Commission records. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Executive Officers and Directors:
Jeffrey P. Orleans, Chairman of the Board and Chief Executive Officer	11,305,303	(1)	61.1%
Michael T. Vesey, Director and President and Chief Operating Officer	472,788	(2)	2.5%
Garry P. Herdler, Executive Vice President and Chief Financial Officer	—		*
C. Dean Amann II, Executive Vice President	62,500	(3)	*
Thomas Vesey, Executive Vice President, Southern Region	—		*
Benjamin D. Goldman, Vice Chairman of the Board	1,077,221	(4)	5.8%
Jerome S. Goodman, Director	167,788	(5)	*
Robert N. Goodman, Director	50,000		*
Andrew N. Heine, Director	35,000		*
David Kaplan, Director	69,000	(6)	*
Lewis Katz, Director	489,000	(7)	2.6%
Robert M. Segal, Director	68,000		*
John W. Temple, Director	64,000		*
All executive officers and directors as a group (19 persons)	13,989,359	(8)	75.0%

Other Beneficial Owners:
T. Rowe Price Associates, Inc.	1,295,400	(9)	7.0%

*	Less than 1% of the outstanding shares of the Company’s Common Stock.

(1)

The shares reflected include (a) 10,000 shares owned by a privately-held corporation, of which Mr. Orleans is a 50% stockholder, (b) 42,000 shares owned by a privately held partnership, of which Mr. Orleans is a majority partner, (c) 46,000 shares (of which Mr. Orleans disclaims beneficial ownership) owned by the Jeffrey P. Orleans Charitable Foundation, and (d) 175 shares owned by a trust, of which Mr. Orleans is the trustee. 1,887,196 of the shares of which Mr. Orleans has beneficial ownership have been pledged as collateral for an annually renewable line of credit. Mr. Orleans’ business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(2)

The shares reflected include (a) 700 shares (of which Mr. Vesey disclaims beneficial ownership) held as custodian for Mr. Vesey’s minor children, (b) 40,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2007, and (c) 105,000 unvested shares of restricted stock issued pursuant to the Stock Award Plan. Mr.Vesey’s business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(3)	The shares reflected include 62,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2007.

(4)

The shares reflected include (a) 100,000 shares owned by a trust of which Mr. Goldman is the trustee and (b) 606,282 shares (of which Mr. Goldman disclaims beneficial ownership) held in separate trusts and custodial accounts for the benefit of the children of Mr. Orleans, as to which Mr. Goldman is, in each case, sole trustee or custodian. Mr. Goldman’s business address is 3333 Street Road, Suite 101, Bensalem, PA 19020.

(5)	The shares are owned by a limited partnership of which Mr. Goodman controls the general partner.

(6)	The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2007.

(7)	The shares reflected include 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2007.

(8)	The shares reflected include 142,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2007.

(9)

The shares reflected include 78,200 shares for which T. Rowe Price Associates, Inc. has sole voting and dispositive power. For the remaining shares, T. Rowe Price Associates, Inc. does not have the power to vote such shares and the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based solely on the Schedule 13G filed with the SEC on February 14, 2007 and the Form 13F that T. Rowe Price Associates, Inc. filed with the SEC on August 14, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee Charter provides that all related party transactions shall be subject to appropriate review and oversight by the Committee. The Company’s Code of Business Conduct & Ethics provides that no director or executive officer of the Company may cause the Company to enter into any transaction with a relative unless approved by the Audit Committee. The Company's Code of Business Conduct & Ethics also requires directors to disclose any personal interest they may have in a matter which comes before the Board of Directors.

The Company owns fractional interests in aircraft.  Mr. Orleans is given access to Company-owned aircraft for personal use.  Mr. Orleans is, however, required to reimburse the Company for the costs associated with such personal use.  In Fiscal 2007, Mr. Orleans reimbursed the Company $601,597 for his personal use of Company-owned aircraft.

During Fiscal 2003 the Company entered into two separate ten year leases for the rental of office space with a company that is controlled by Mr. Orleans. The Company took possession of the leased premises in May 2004 at which time the lease term began. The annual rental for the leased office space is $112,000 and escalates to $128,000 after the fifth year of the lease. The Company is also responsible to pay its pro rata share of common area maintenance costs. These costs are considered to approximate fair value for rental office space provided.

The Company places a majority of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company paid premiums and fees associated with insurance policies and surety bonds provided by the entity controlled by Mr. Orleans of $2,013,000, $2,109,000 and $3,207,000 during fiscal years 2007, 2006, and 2005, respectively. These costs are considered to approximate fair value for services provided.

The Company leases office space and obtains real estate title insurance for various parcels of land acquired by the Company from companies controlled by Mr. Russell Parker, the president of the Company’s subsidiary, Parker & Lancaster Corporation (“PLC”). The annual rental for the office space leased from an entity partially owned by Mr. Parker is approximately $145,000 and is considered to approximate a fair market value rental. The Company paid real estate title insurance premiums to an entity formerly controlled by Mr. Parker, of approximately $20,000, $173,000 and $56,000 for fiscal years 2007, 2006 and 2005, respectively. These costs are considered to approximate fair value for services provided. In December 2005, the Company purchased a majority interest in this real estate title insurance company. Real estate title insurance paid by the Company is capitalized as a cost of acquiring the specific parcel in accordance with the Company’s real estate capitalization and cost allocation policies and is subsequently expensed as part of cost of sales upon consummation of sales to the third party homebuyers. The Company no longer purchases real estate title insurance from this vendor.

In November 2006, the Company entered into an agreement of sale to purchase 23 townhouse lots from Mr. Parker. The purchase price is calculated at 20% of the net sales price, less lot improvement costs, and is payable on a per lot basis at the time of conveyance of a completed home on the improved lot to a third party purchaser. The total purchase price of the townhouse lots is $874,000 and is considered to approximate fair value of the land.

In connection with the Company’s acquisition of Masterpiece Homes on July 28, 2003, the Company sold 30,000 shares of Common Stock of the Company to Robert Fitzsimmons, the president of Masterpiece Homes at $8 per share. Mr. Fitzsimmons had the right to cause the Company to repurchase these shares of Common Stock at $8 per share by giving notice to the Company no later than the earlier of December 31, 2006 or 30 days after termination of his employment, as specified in his employment agreement. As Mr. Fitzsimmons’ employment with the Company terminated on October 26, 2006 and Mr. Fitzsimmons did not give notice of exercise by November 25, 2006, therefore, this right has expired.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three independent directors, in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards and the applicable standards of the Securities and Exchange Commission, and operates under a written charter adopted by the Board of Directors.  The Charter is attached hereto as Appendix A.  Copies of the charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Company’s Chief Financial Officer.

All of the members of the Audit Committee are able to read and understand fundamental financial statements.  In addition, John W. Temple has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in his financial sophistication, and is an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission rules.

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s quarterly unaudited and annual audited financial statements with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Audit Committee also reviewed and discussed the Company’s audited financial statements for Fiscal 2007 with the Company’s independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with them their independence.

The Audit Committee discussed with the Company’s independent public accounting firm the overall scope and plans for the audit.  The Audit Committee met with them, with and without management present, to discuss the results of their examination, their evaluation of the Company’s system of internal control, and the overall quality of the Company’s financial reporting.  The Committee, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, has met with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2007.  The Audit Committee’s recommendation was considered and accepted by the Board of Directors.

Audit Committee

John W. Temple, Chairman
Robert N. Goodman
Andrew N. Heine

INFORMATION REGARDING THE AUDITORS

PricewaterhouseCoopers LLP has been selected to be the independent accountants for the Company for its fiscal year ended June 30, 2008. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if desired and to be available to respond to any appropriate questions.

Audit Fees

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for audit and audit-related services totaled approximately $698,472 and $706,000 for Fiscal 2007 and Fiscal 2006, respectively.

These fees include fees associated with the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form l0-Q, and the review of the Company’s Registration Statement on Form S-8. For Fiscal 2007 and Fiscal 2006, the fees included fees associated with the audit of the Company’s internal controls.

Audit-Related Fees

All fees for audit-related services were disclosed under the caption “Audit Fees” above.

Tax Fees

The Company did not pay any fees for tax services for Fiscal 2007 or Fiscal 2006.

All Other Fees

The aggregate fees and expenses charged to the Company by PricewaterhouseCoopers LLP for all other services, which include fees related to licensed accounting software, comfort letters and consulting related to the Sarbanes-Oxley Act of 2002, were approximately $13,028 and $18,500 for Fiscal 2007 and Fiscal 2006, respectively.

The Audit Committee has considered the nature of the above-listed services provided by PricewaterhouseCoopers LLP and determined that such services are compatible with their provision of independent audit services.

The Audit Committee Charter provides that the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm. All fees of PricewaterhouseCoopers LLP were approved by the Audit Committee for Fiscal 2007.

OTHER MATTERS

The Board of Directors is not aware at present of any other matters which will or may come before the meeting and which require a vote of the stockholders. If any such matter is properly brought before the meeting, the Proxy Committee will vote thereon in its discretion, to the extent permitted by the rules and regulations of the Securities and Exchange Commission and Delaware corporate law. You are urged to mark, sign and date your proxy and return it immediately.

DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Pursuant to Exchange Act Rule 14a-8(e), proposals which stockholders desire to have included in the Company’s proxy statement for the annual meeting in 2008 must be submitted in writing and received by the Company at its principal executive offices on or before July 1, 2008. Any Stockholder wishing to propose a nominee for membership on the Company’s Board of Directors should submit a recommendation in writing in accordance with the foregoing, for consideration by the Board of Directors, indicating the nominee’s qualifications and other biographical information and providing confirmation of the nominee’s consent to serve as a director.

A stockholder may wish to have a proposal presented at the 2008 annual meeting, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at its principal executive offices on or before September 21, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), then such proposal shall be deemed “untimely” for purposes of Securities and Exchange Commission Rule 14a-4(c). Therefore, the Company’s

Proxy Committee will be allowed to use its discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2008 Annual Meeting of Stockholders.

The Company has not been notified by any stockholder of such stockholder’s intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the Proxy Committee discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

REQUIREMENTS AND PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR

The Nominating Committee considers any appropriate recommendations for candidates for the Board of Directors. When considering candidates for the Board, the Nominating Committee evaluates the totality of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a recommended nominee. The Nominating Committee considers those factors it deems appropriate, including judgment, skill, independence, education, experience with businesses and organizations comparable in size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience and skill relative to other Board of Director members, specialized knowledge or experience and desirability of the candidate’s membership on the Board of Directors. Depending upon the current needs of the Board, the Nominating Committee may weigh certain factors more or less heavily. The Nominating Committee does, however, believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board of Director matters and no conflict of interest that would materially interfere with performance as a director.

Any stockholder of record, owning at least one percent of stock entitled to vote in the election of directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, may submit a nomination for director by following the procedures outlined in Section 2.13 of the Company’s By-laws. In general, Section 2.13 provides that a stockholder must provide timely written notice to the Secretary of the Company not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Each such written notice must set forth: (a) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (b) the name and address of the beneficial owner, if different from the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (c) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (d) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (e) the name and address of the person or persons to be nominated; (f) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (g) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (h) the written consent of each nominee to serve as a director of the Company if so elected.

In addition, the Nominating Committee considers potential candidates recommended by current directors, Company officers, employees and others. When appropriate, the Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the Nominating Committee determines whether the incumbent director is willing to stand for re-election. If so, the Nominating Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, including this proxy statement and the Company’s annual report, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. The Company will deliver promptly upon written or oral request a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact Garry P. Herdler, Executive Vice President and Chief Financial Officer at the address appearing on the first page of this proxy statement. Similarly, if a stockholder would like to receive his or her own set of the Company’s proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Mr. Herdler.

ANNUAL REPORT ON FORM 10-K

THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2007. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND UPON PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO GARRY P. HERDLER, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AT THE OFFICES OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

October 26, 2007

By Order of the Board of Directors

MICHAEL T. VESEY,
President, Chief Operating Officer and Director

APPENDIX A

ORLEANS HOMEBUILDERS, INC.

AUDIT COMMITTEE CHARTER

(As of August 26, 2004)

This Charter has been adopted by the Board of Directors (the “Board”) of Orleans Homebuilders, Inc. (the “Company”) to govern its Audit Committee (the “Committee”), which shall have the authority, responsibility and powers described below.

I.                                         PURPOSE

The principal purpose of the Committee is to assist the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity and audits of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s systems of internal accounting and financial controls and financial reporting processes, and the qualifications and independence of the Company’s outside auditor.

In discharging its oversight role, the Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.  Specifically, in accordance with the Sarbanes-Oxley Act of 2002 (the “Act”), rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) thereunder and the rules of The American Stock Exchange (“AMEX”), the Committee shall be responsible for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.  The Committee shall treat such complaints confidentially and anonymously, as required by the Act, the rules promulgated thereunder and the rules of AMEX.

II.                                     MEMBERSHIP

The Committee shall be comprised of no fewer than three members of the Board.  The Committee’s composition and members shall meet the requirements of the rules of the Commission and AMEX.  All of the members shall meet the independence and experience requirements of the Commission and AMEX, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission and be “financially sophisticated” as defined by AMEX.  Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

The members of the Committee shall be elected by the Board at its annual organizational meeting and shall serve until their successors have been duly elected and qualified.  Unless a chairperson is elected by the Board, the members of the Committee shall designate a chairperson by majority vote of the full Committee membership.  The Committee shall report through its chairperson to the Board following meetings of the Committee.

III.                                 KEY RESPONSIBILITIES

The Committee shall have the sole authority to select the outside auditors who will perform the audit of the Company’s financial statements or other audit, review or attest services, considering independence and effectiveness, and approve the fees and other compensation to be paid to the outside auditors.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the outside auditors for the performance of such services.  The Committee shall be responsible for overseeing the audit and audit-related services performed by the outside auditors, including the responsibility and authority to resolve disagreements between management and the auditors regarding financial reporting.  The outside auditors shall report directly to the Committee.

At least annually, the Committee shall obtain and review a report by the outside auditors describing the following:  (1) the auditing firm’s internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, consistent with Independence Standards Board Standard 1 (or any subsequently applicable standard), and any steps taken to deal with any such issues; and (3) in order to assess the outside auditors’ independence, all relationships between the outside auditors and the Company.  The Committee shall be responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors.

The Committee shall pre-approve or establish policies and procedures pre-approving all audit, internal control-related services and permitted non-audit services provided by the outside auditors, both as to the permissibility of the auditors performing such services and as to the amount of fees to be paid in connection therewith, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) which are approved by the Committee prior to the completion of the audit.  The Committee may delegate pre-approval authority to one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such designee(s) to grant preappovals shall be presented to the full Committee at its next scheduled meeting.  Policies and procedures for the pre-approval of audit and permitted non-audit services must be detailed as to the particular service and must not delegate the Committee’s responsibilities to management.  The Committee must be informed of each service rendered pursuant to any such pre-approval policies or procedures.

The Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors.  The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the outside auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services, (ii) compensation to any outside legal, accounting or other advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall meet as often as it determines, but not less than quarterly.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

All related-party transactions shall be subject to appropriate review and oversight by the Committee.

The Committee shall make regular reports to the Board.  The Committee shall review and reassess this Charter at least annually and recommend any proposed changes to the Board for approval.  The Committee shall have this Charter published, in its then current form, at least every three years in accordance with, and to the extent required by, regulations promulgated by the Commission.  The Committee shall annually review the Committee’s own performance.

Consistent with the above, the Committee shall, to the extent it deems necessary or appropriate:

A.                                    Financial Statement and Disclosure Matters

1.                                       Provide an open avenue of communication among management, appropriate Company personnel, the outside auditors and the Board.

2.                                       Review with management and the outside auditors the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  In connection therewith, the Committee shall review and consider with the outside auditors the matters required to be

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discussed by Statement of Auditing Standards (“SAS”) No. 61, as it may be modified or supplemented.

3.                                       Prior to the Company’s filing of each quarterly report on Form 10-Q with the Commission, review with the outside auditors the Company’s interim financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in such Form 10-Q and the matters required to be discussed by SAS No. 71, as it may be modified or supplemented.

4.                                       Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, disclosure controls and procedures and/or internal control over financial reporting and any special steps adopted in light of material control deficiencies.

5.                                       Receive and review regular reports from the outside auditors with respect to:  (1) the critical accounting policies and practices of the Company; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and (3) other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

6.                                       Discuss with management earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies.

7.                                       Discuss with management and the outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

8.                                       Discuss policies with respect to risk assessment and risk management.

9.                                       Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

B.                                    Oversight of the Company’s Relationship with its Outside Auditors

1.                                       Review the proposed scope of the audit, the proposed staffing of the audit to ensure adequate coverage, as well as appropriate coverage consistent with Sections 203 and 206 of the Act, and the fees proposed to be charged for such audit.

2.                                       Ensure the rotation of the audit partners as required by law.  Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the outside auditors on a regular basis.

3.                                       Set clear hiring policies for employees or former employees of the Company’s outside auditors.

C.                                    Financial Reporting Process

1.                                       Discuss with management, appropriate Company personnel and, without management present, the outside auditors, the quality and adequacy of the Company’s internal accounting and financial

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controls, including internal control over financial reporting and disclosure controls and procedures, and elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.

2.                                       Review management’s assertion on its assessment of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year and the outside auditors’ report on management’s assertions.

3.                                       In consultation with the outside auditors, review the integrity of the financial reporting processes, both internal and external.

4.                                       Consider the outside auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

5.                                       Consider and, if appropriate, make changes to the Company’s auditing and accounting principles and practices as suggested by the outside auditors or management.

D.                                    Process Improvement

1.                                       Review with the Company’s outside auditors any audit problems or difficulties and management’s response.

2.                                       Review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

3.                                       Review with the outside auditors and with management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; this review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

E.                                      Ethical and Legal Compliance

1.                                       Obtain from the outside auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

2.                                       Review management’s monitoring of the Company’s compliance with the Company’s Code of Business Conduct & Ethics and periodically determine that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.                                       Review legal compliance matters, including corporate securities trading policies, with Company counsel.

4.                                       Review with Company counsel any legal matter that could have a significant impact on the financial statements.

5.                                       Establish, review and update periodically the Company’s procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

6.                                       Annually prepare a report to the Company’s stockholders as required by Item 306 of Regulation S-K, and submit such report for inclusion in the Company’s annual proxy statement.

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7.                                       Maintain minutes of meetings of the Committee and periodically report to the Board on significant results of the foregoing activities.

8.                                       Perform any other activities consistent with this Charter, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

IV.                                 LIMITATION OF COMMITTEE’S ROLE

The Committee is to serve in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process.  The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing the financial statements.  Additionally, the Committee recognizes that the Company’s financial management, as well as the Company’s outside auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any certification as to the outside auditors’ work.

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APPENDIX B

ORLEANS HOMEBUILDERS, INC.

NOMINATING COMMITTEE CHARTER

(As of August 26, 2004)

This Charter has been adopted by the Board of Directors (the “Board”) of Orleans Homebuilders, Inc. (the “Company”) to govern its Nominating Committee (the “Committee”), which shall have the authority, responsibility and powers described below.

1.                                       PURPOSE

                                                The Committee’s purposes are to identify individuals qualified to become members of the Board and to make recommendations to the Board for director nominees to stand for election at the next annual meeting of stockholders, all in accordance with the Company’s Certificate of Incorporation and By-Laws, applicable laws, regulations of the Securities and Exchange Commission and other governmental authorities, applicable rules of the American Stock Exchange (“AMEX”) and/or any other stock exchange where the Company’s securities are from time to time listed (collectively, “Applicable Requirements”).

II.                                     GOALS AND RESPONSIBILITIES

A.                                   The Committee shall perform its duties in a manner consistent with the criteria set forth in this Charter for selecting new directors.

B.                                     The Committee shall: conduct searches for new candidates for Board membership as necessary or advisable; establish policies and procedures for the consideration of nominees for Board membership recommended by stockholders; and recommend to the Board a slate of director nominees to be elected at each annual meeting of the Company’s stockholders.

C.                                     The Committee shall, from time to time:  evaluate the appropriate size of the Board and recommend any increase or decrease with respect thereto; evaluate the composition of the Board and recommend any changes to such composition so as to best reflect the objectives of the Company and the Board; and recommend candidates to fill vacancies or new positions on the Board, as necessary or advisable.

D.                                    The Committee shall review this Charter from time to time for adequacy and recommend any changes to the Board for approval.  This Charter shall be published or otherwise made publicly available to the extent required by Applicable Requirements.

III.                                 CRITERIA FOR SELECTING NEW DIRECTORS

                                                The Committee, in recommending a nominee for director, shall do so based on the nominee’s integrity, skill, leadership ability, financial sophistication and capacity to help guide the Company, and based on such other considerations as the Committee shall deem appropriate.  In addition, the Committee shall consider all Applicable Requirements with regard thereto.  To the extent the Committee establishes any specific, minimum qualifications that must be met by any nominee for membership on the Board, or any specific qualities or skills any such nominee must possess, the Committee will insure that such qualifications, qualities or skills are described in the Company’s proxy statement or elsewhere as mandated by Applicable Requirements.

IV.                                 COMMITTEE MEMBERSHIP AND MEETINGS

                                                The Committee shall be comprised of at least three members, each of whom shall satisfy any Applicable Requirements, including the “independence” requirements of AMEX from time to time in effect and applicable to the Company.  Committee members shall be appointed and may be removed by the Board.  A member of the Committee shall be selected by the Board, or the Committee if the Board does not do so, to serve as the Committee’s chairperson.  The Committee shall meet at least annually or more often if the Chairperson or a majority of the members deem it appropriate.  The Committee shall make regular reports to the Board as it deems appropriate.

V.                                     ADVISORS

                                                The Committee, with the approval of the Board, shall have the authority to retain and terminate any search firm or other advisors it deems appropriate to be used to identify or evaluate director candidates.

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APPENDIX C

ORLEANS HOMEBUILDERS, INC.
COMPENSATION COMMITTEE CHARTER

(As of August 26, 2004)

This Charter has been adopted by the Board of Directors (the “Board”) of Orleans Homebuilders, Inc. (the “Company”) to govern its Compensation Committee (the “Committee”), which shall have the authority, responsibility and powers described below.

I.                                         PURPOSE

                                                The Committee’s purposes are (i) to discharge the responsibilities of the Board of Directors on matters relating to compensation of executive officers, including the Committee’s evaluation and approval of, or recommendations to the Board of Directors with respect to, plans, policies and programs relating to compensation for executive officers, subject to approval of the Company’s stockholders in those instances where stockholder approval is required by applicable laws or regulations of governmental authorities or applicable rules of the American Stock Exchange (“AMEX”) or any stock exchange where the Company’s securities are from time to time listed (collectively, “Applicable Requirements”), and (ii) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with Applicable Requirements.

II.                                     COMMITTEE MEMBERSHIP

                                                The Committee shall consist of no fewer than two directors as determined by the Board.  All of the members of the Committee shall meet the applicable independence requirements promulgated by AMEX and the U.S. Securities and Exchange Commission and qualify as a “non-employee directors” under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended and “outside directors” under Rule 162(m) of the Internal Revenue Code.  Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.  The members of the Committee shall be appointed and may be removed by the Board.  A member of the Committee shall be selected by the Board, or the Committee if the Board does not do so, to serve as the Committee’s Chairperson.

III.                                 COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall:

A.                                   Meet in executive session to recommend to the Board for determination the compensation of the Chief Executive Officer of the Company.  In determining the amount, form and terms of such compensation, the Committee shall consider the such factors as the Committee deems appropriate.

B.                                     Determine salaries, bonuses, and other matters relating to compensation of the executive officers of the Company other than the CEO.  In determining the amount, form and terms of such compensation, the Committee shall consider such factors as the Committee deems appropriate.  The CEO of the Company may be present at meetings during which such compensation is under review and consideration, but may not vote.

C.                                     Review and make recommendations to the Board regarding the Company’s compensation plans, including incentive-compensation and equity-based plans, policies and programs.

D.                                    Approve grants and/or awards of stock options, restricted stock and other forms of equity-based compensation under the Company’s equity-based compensation plans, except to the extent the authority and/or obligation to do so is specifically assigned or delegated to another committee of the Board or to the Board in its entirety by resolution of the Board, the plan pursuant to which the equity-based compensation is to be awarded or otherwise.

E.                                      Review and approve, for the CEO and other executive officers of the Company, when and if appropriate, employment agreements, severance agreements and change in control provisions/agreements.

F.                                      Prepare the annual report on executive compensation required to be included in the Company’s annual proxy statement.

G.                                     Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.

H.                                    Periodically conduct a performance evaluation of the Committee.

I.                                         Report to the Board on a regular basis and make such recommendations with respect to any of the above and other matters as the Committee deems necessary or appropriate.

J.                                        Perform such other duties and responsibilities, consistent with this Charter, delegated to the Committee by the Board or required under the provisions of any compensation or benefit plans maintained by the Company.

IV.                                 PUBLIC AVAILABILITY

This Charter shall be published or otherwise made publicly available to the extent required by Applicable Requirements.

2

APPENDIX D

SECOND AMENDED AND RESTATED
ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS
STOCK INCENTIVE PLAN

As Adopted by the Board of Directors

(Effective as of August 26, 2004; Amended and Restated as of June 6, 2006 and
February 26, 2007 and further amended as of October 10, 2007)

1.             Purpose.  Orleans Homebuilders, Inc., a Delaware corporation (the “Company”), adopted the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan on August 26, 2005 (the “Original Plan”), which replaced all other stock option and award plans of the Company (other than the Orleans Homebuilders, Inc. Stock Award Plan), which plans were deemed to have been amended and restated and incorporated into the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, so that outstanding grants made under any such prior plan, if forfeited, result in the shares that were subject to such grants being again available for grants hereunder, as provided pursuant to Section 6, below.  The Company adopted an amendment and restatement of the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan on June 6, 2006 to increase the number of shares of Company common stock available under the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, which was approved by the Company’s shareholders on December 7, 2006 (as further amended and amended and restated, the “Plan”).  The Company adopted a second amendment and restatement of the Plan on February 26, 2007 to increase the number of shares of Company common stock available under the Plan, subject to the approval of the Company’s shareholders and adopted a further amendment to the Plan on October 10, 2007 to further increase the number of shares of Company common stock available under the Plan and to make certain other changes, subject to the approval of the Company’s shareholders.  The Plan, as amended and restated and further amended through October 10, 2007 is as set forth herein.

                The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined herein), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.  Through the Plan, the Company will provide such persons with an opportunity to acquire or increase their proprietary interest in the Company, and to align their interest with the interests of shareholders, through receipt of rights to acquire the Company’s Common Stock, par value $0.10 per share (the “Common Stock”) and through the transfer or issuance of Common Stock or other Awards (as defined herein).  In addition, the Plan is intended as an additional incentive to directors of the Company or of any Affiliate who are not employees of the Company or an Affiliate to serve on the Board of Directors of the Company or on the boards of directors (or any similar governing body) of an Affiliate and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.  Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

2.             Definitions.  Unless the context clearly indicates otherwise, the following capitalized terms when used in the Plan shall have the following meanings:

(a)           “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, of any successor provision, and, for purposes of Grants other than ISOs, any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has an equity interest and which the Committee determines should be treated as an Affiliate for purposes of the Plan.

(b)           “Award” shall mean a transfer of Common Stock made pursuant to the terms of the Plan subject to such terms, benefits or restrictions as the Committee shall specify in the Grant Document.

(c)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(d)           “Capitalization Adjustment” means the adjustment to the number or class of shares subject to any Grant and the Option Price, exercise price, purchase price or other payment or deemed payment required in connection with any Grant, as permitted to be made pursuant to the provisions of Section 13 of the Plan.

(e)           “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following dates:

(i)            the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; or

(ii)           the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company; or

(iii)          the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation’s voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders’ ownership of Common Stock of the Company immediately before the merger or consolidation; or

(iv)          the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) Jeffrey P. Orleans or family members of Jeffrey P.

Orleans (all such persons being referred to as “Orleans Family Members”), (C) any entity a majority of the equity in which is owned by Orleans Family Members), or (D) any trust as to which a majority of the beneficiaries are Orleans Family Members), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Company’s Common Stock.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(g)           “Committee” shall have the meaning set forth in Section 3 of the Plan.

(h)           “Covered Employee” means any Employee who is treated as a “covered employee” for purposes of Code Section 162(m).

(i)            “Disability” means a condition of a Grantee that constitutes a “disability” as that term is defined in Section 22(e)(3) of the Code.

(j)            “Employee” means an employee of the Company or an Affiliate.

(k)           “Fair Market Value” means, with respect to a share of the Common Stock:

(i)            if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the closing price thereof on the relevant date; or

(ii)           if the Common Stock is not so listed or included, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ; or

(iii)          if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

Provided, however, that if the Common Stock is not traded in a public market, the Fair Market Value of a share shall be as determined in good faith by the Committee, taking into account all relevant facts and circumstances.

(l)            “Fiscal Year Grant Limitation” means the limitation on the number of shares of Common Stock that may be subject to Grants made to any one person during any one fiscal year of the Company, which limitation shall be 250,000 shares, subject to a permitted Capitalization Adjustment.

(m)          “Grant” shall mean any Option, Award or SAR granted under the Plan.

(n)           “Grantee” shall mean a person to whom an Option, Award or SAR has been granted pursuant to the Plan.

(o)           “Grant Document” shall mean the document provided to a Grantee by the Company describing and establishing the terms of any Grant made pursuant to the Plan.

(p)           “ISO” means an Option granted under the Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(r)            “Non-Employee Director” shall mean a member of the Board who is a “non-employee director” as that term is defined in paragraph (b)(3) of Rule 16b-3 (as defined herein) and an “outside director” as that term is defined in Treasury Regulations Section 1.162-27 promulgated under the Code.

(s)           “Non-Employee Director Committee” means a committee designated by the Board to act as the Committee with respect to the Plan that consists solely of two or more Non-Employee Directors.

(t)            “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an ISO.  The term Non-qualified Stock Option shall also be applicable to any portion of an option that does not qualify for treatment as an ISO.

(u)           “Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

(v)           “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as set forth in the Grant Document.

(w)          “Re-Price” means to lower or reduced the Option Price of any outstanding Option through modification, amendment, cancellation or replacement Grants, or by any other means.

(x)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

(y)           “SAR” means a stock appreciation right granted under the Plan, as defined in Section 11 hereof.

(z)            “Section 16 Officers” means any person who is an “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule, and who is subject to the reporting requirements under Section 16 of the Exchange Act with respect to the Company’s Common Stock.

(aa)         “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations issued pursuant to that statute or any successor statute.

(bb)         “Shares” means the shares of Common Stock (including hypothetical shares of Common Stock referenced under the terms of a Grant Document applicable to an SAR) which are subject to any Grant made under the Plan.

3.             Administration of the Plan.  The Board may administer the Plan and/or it may, in its discretion, designate a committee or committees composed of two or more of directors to operate and administer the Plan with respect to all or a designated portion of the participants.  To the extent that the Committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate Non-Employee Director to administer the Plan with respect to those persons.   Any such committee designated by the Board, and the Board itself in its administrative capacity with respect to the Plan, is referred to as the “Committee.”

(a)           Meetings.  The Committee shall hold meetings at such times and places as it may determine.  The Committee may take action only upon the agreement of a majority of the whole Committee.  Any action which the Committee shall take through a written instrument signed by all its members shall be as effective as though it had been taken at a meeting duly called and held.

(b)           Exculpation.  No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or making any Grants under the Plan, provided that this Subsection 3(b) shall not apply to (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

(c)           Indemnification.  Service on the Committee shall constitute service as a member of the Board.  Each member of the Committee shall be entitled, without further act on the member’s part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company’s Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the issuance of any Grant thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

(d)           Interpretation and Authority of the Committee.  The Committee shall have the power and authority to (i) interpret the Plan, (ii) adopt, amend and revoke policies, rules and/or regulations for its administration that are not inconsistent with the express terms of the Plan, (iii) waive requirements relating to formalities or other matters that do not either modify the substance of the rights intended to be granted by means of Grants made under the Plan or constitute a material amendment for any purpose under the Code, and (iv) take any actions authorized by the Plan.  The Committee shall, subject to any specific provisions or limitations applicable under the Plan, have the authority to make such adjustments to the terms and conditions of any Grants made under the Plan, including but not limited to those adjustments identified in Section 14(b) hereof, in order to take into account any facts and circumstances that influence the effectiveness of the Plan as a method of providing appropriate current performance incentives for recipients of Grants, including, but not limited to, any facts and circumstances related to levels of compensation and bonuses paid by other similarly situated employers, and current needs of the Company to encourage the retention of valued Employees and to reward high levels of performance by such Employees.  Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

4.             Grants of Options under the Plan.  Grants of Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.             Eligibility.  All Employees, members of the Board, members of the boards of directors (or any similar governing body) of any Affiliate and consultants and advisors to the Company or any Affiliate shall be eligible to receive Grants hereunder.  Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities.  The Committee, in its sole discretion, shall determine whether an individual qualifies as an Employee.

6.             Shares Subject to Plan.  The aggregate maximum number of Shares as to which Grants may be issued pursuant to the Plan is 2,000,000 (subject to a permitted Capitalization Adjustment).  The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.  If a Grant terminates or expires without having been fully exercised for any reason or has been conveyed back to the Company pursuant to the terms of a Grant Document, the Shares as to which the Grant was not exercised or the Shares that were conveyed back to the Company shall again be available for issuance pursuant to the terms of one or more Grants pursuant to the Plan.

7.             Fiscal Year Grant Limitation.  Notwithstanding anything herein to the contrary, no Grantee shall be issued Grants during any one fiscal year of the Company for shares of Common Stock in excess of the Fiscal Year Grant Limitation.

8.             Term of the Plan.  The Plan (as amended and restated) is effective as of June 6, 2006, the date on which it was adopted by the Board, subject to the approval of the Plan within one year after such date (the “Approval Date”) by the shareholders in the manner required by state law.  If the Plan as amended and restated is not so approved by the shareholders, the Plan (as amended and restated) and all Grants issued under the Plan (as amended and restated) in excess of the limitation set forth in Section 6 of the Original Plan shall be null and void as of the close of business on the Approval Date and the Original Plan shall continue in full force and effect as if this amendment and restatement had not been adopted.  No Grants may be issued under the Plan on or after October 9, 2017.

9.             Options.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO.  If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan.  Options granted pursuant to the

Plan shall be evidenced by the Grant Documents in such form as the Committee shall approve from time to time, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall require from time to time which are not inconsistent with the terms of the Plan.  No ISO shall be granted to any person who does not qualify as an employee of the Company or an Affiliate within the meaning of Code Section 422.

(a)           Number of Option Shares.  Each Grant Document shall state the number of Shares to which it pertains.  A Grantee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.  Notwithstanding anything herein to the contrary, no Grantee shall be granted Options during any one fiscal year of the Company for more than the Fiscal Year Grant Limitation.

(b)           Option Price.  Each Grant Document shall state the Option Price, which, for a Non-qualified Stock Option, shall, unless otherwise specified in the Grant Document, be the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall in all cases be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 9(b); and provided, further, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then, to the extent required by Section 424(d) of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.

(c)           Exercise.  No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and, unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board, receipt of payment in full of the Option Price for the Shares to be purchased.  Each such notice shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Grantee’s acknowledgment, in form and substance satisfactory to the Company, that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Grant Documents may be endorsed on the certificates.  Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d)           Medium of Payment.  Subject to the terms of the applicable Grant Document, a Grantee shall pay for Shares (i) in cash, (ii) by certified or cashier’s check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board.  The Grantee may also exercise the Option in any other manner as is approved by the Committee or as specifically provided for in the applicable Grant Document.  Furthermore, the Committee may provide in a Grant Document that payment may be made in whole or in part in shares of the Company’s Common Stock held by the Grantee.  If payment is made in whole or in part in shares of the Company’s Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Grantee.  In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Grantee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares.  Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

(e)           Termination of Options.

(i)            No Option shall be exercisable after the first to occur of the following:

A.            Expiration of the Option term specified in the Grant Document, which, in the case of an ISO, shall not occur after (i) ten (10) years from the date of grant, or (ii) five (5) years from the date of grant if the Grantee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

B.            Except to the extent otherwise provided in a Grantee’s Grant Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate.  In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.  Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

C.            The date, if any, set by the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company;

D.            The occurrence of such other event or events as may be set forth in this Plan or the Grant Document as causing an accelerated expiration of the Option; or

E.             Except as otherwise set forth in the Grant Document and subject to the foregoing provisions of this Subsection 9(e)(i), the applicable date set forth below in connection with the Grantee’s termination of employment or service with the Company or any Affiliate.  For these purposes the applicable date is:  (1) where the Grantee resigns from his or her employment or service with the Company or any Affiliate without such resignation having been solicited by the Company or the Affiliate, as the case may be, the date of such resignation; (2) where the Grantee’s termination of employment or service with the Company or any Affiliate is due to the Grantee’s death or Disability, the date that is one hundred eighty (180) days following such termination; (3) where the Grantee’s termination of employment or service with the Company or any Affiliate is due to the Grantee’s retirement, the second anniversary of such termination; (4) where the Grantee is a member of the Board or of any board of directors (or similar governing body) of an Affiliate and is not an Employee and such Grantee’s service is terminated for any reason other than Disability or death, 90 days following the date of such termination of service; and (5) in all other cases, 30 days after the Grantee’s termination of employment or service with the Company or any Affiliate.  The only Options that may be exercised subsequent to the Grantee’s termination of employment or service with the Company or an Affiliate are those Options which were exercisable on the last date of such employment or service and not Options which, if the Grantee were still employed or rendering service during such post termination period, would become exercisable, unless the Grant Document specifically provides to the contrary or the Committee otherwise approves.  The terms of an executive severance agreement or other agreement between the Company and a Grantee, approved by the Committee or the Board, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 9(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Grantee.

(ii)           Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Grant Document; provided, however, that any change pursuant to this Subsection 9(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Grantee.

(iii)          Notwithstanding anything to the contrary contained in the Plan or a Grant Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

(f)            Transfers.  Except as otherwise provided in this Subsection 9(f), no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution, and, during the lifetime of the person to whom an Option is granted, such Option may be exercised only by the Grantee.  Notwithstanding the foregoing, an Option, other than an ISO, shall be transferable pursuant to a “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and also shall be transferable, without payment of consideration, to (a) immediate family members of the holder (i.e., spouse or former spouse, parents, issue, including adopted and “step” issue, or siblings), (b) trusts for the benefit of immediate family members, and (c) partnerships whose only partners are such family members, and (d) to any transferee permitted by a rule adopted by the Committee or approved by the Committee in an individual case.  Any transferee will be subject to all of the conditions set forth in the Option prior to its transfer.

(g)           Limitation on ISO Grants.  To the extent that the aggregate Fair Market Value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISOs under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Grantee during any calendar year exceeds $100,000, such ISOs shall, to the extent of such excess, be treated as Non-qualified Stock Options.

(h)           Other Provisions.  Subject to the provisions of the Plan, the Grant Documents shall contain such other provisions, including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee deems advisable.

10.           Change of Control.  In the event of a Change of Control, Options and SARs granted pursuant to the Plan shall become immediately exercisable in full, and all Awards shall become fully vested, but only if such vesting is specified in the applicable Grant Document.  In addition, the Committee may take whatever action it deems necessary or desirable with respect to outstanding Grants, including, without limitation, with respect to Options and SARs, accelerating the expiration or termination date in the applicable Grant Document to a date no earlier than thirty (30) days after notice of such acceleration is given to the Grantees; provided, however, that such accelerated expiration date may not be earlier than the date as of which the Grant has become fully vested and exercisable.

11.           Stock Appreciation Rights (SARs).

(a)           General.  Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant a right (which right shall be referred to as an “SAR”), which may or may not be granted in conjunction with an Option, which right shall entitle the Grantee to receive a payment upon exercise equal to the excess of the Fair Market Value of a specified number of Shares, determined as of the date the SAR is exercised, over the “purchase price” specified in the Grant Document applicable to the SAR.  The SAR may be exercisable in whole or in part, and at such times and under such circumstances as are set forth in the Grant Document applicable to the SAR.  In the event an SAR is granted in conjunction with an Option, the exercise of the SAR shall result in a cancellation of the Option to the same extent as the SAR is exercised, and the exercise of the Option shall result in a cancellation of the SAR to the same extent as the Option is exercised, and the terms and conditions, including the number of Shares subject to the SAR, the “purchase price” and the times and circumstances in which the SAR may be exercised, shall be the same as are applicable to the Option.  Except as may otherwise be provided in a Grant Document, such payment may be made, as determined by the Committee in accordance with Subsection 12(c) below and set forth in the applicable Grant Document, either in Shares or in cash or in any combination thereof.  For purposes of the annual and aggregate limitations on shares of Common Stock that may be subject to Grants under the Plan, the grant of an SAR not in conjunction with an Option shall be treated as though such SAR constituted an Option.

(b)           Grant.  Each SAR shall relate either to a specific Option granted under the Plan or to a hypothetical Option that could have been granted under the Plan.  Where an SAR is granted in conjunction with an Option granted under the Plan, the Grant Document applicable to the Option shall include provisions indicating the SAR rights.  Where an SAR is granted independent of an Option granted under the Plan, the Grant Document applicable to such SAR shall indicate the relevant terms and conditions applicable to the SAR, including, but not limited to, the number of hypothetical Shares subject to the terms of the SAR, the “purchase price” to be taken into account upon exercise of the SAR, and such other terms and conditions as would be permitted or as are required with respect to the grant of an Option under the Plan.  SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR that is granted concurrent with an Option shall be exercisable only at such times and by such individuals as the related Option may be exercised under the Plan and the Grant Document.

(c)           Payment.  The Committee shall have sole discretion to determine whether payment in respect of SARs exercised by any Grantee shall be made in shares of Common Stock, or in cash, or in a combination thereof.  If payment is made in Common Stock, the number of shares which shall be issued pursuant to the exercise of SARs shall be determined by dividing the amount of the payment provided for in Section 11(a) above by the Fair Market Value of a share of Common Stock on the exercise date of the SARs.  No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the person exercising an SAR in lieu of any such fractional share, if the Committee so determines.  If payment on exercise of an SAR is to be made in cash, the person exercising the SAR shall receive such cash payment as soon as practicable following the date of exercise.

12.           Terms and Conditions of Awards.  Awards granted pursuant to the Plan shall be evidenced by written Grant Documents in such form as the Committee shall from time to time approve, which Grant Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)           Number of Shares.  Each Grant Document shall state the number of Shares or other units or rights to which it pertains.

(b)           Purchase Price.  Each Grant Document shall specify the purchase price, if any, which applies to the Award.  If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the payment date specified in the Grant Document.  A

Grantee shall make payment (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

(c)           Grant.  In the case of an Award which provides for a grant of Shares without any payment by the Grantee, the grant shall take place on the date specified in the Grant Document.  In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Grant Document otherwise specifies.  Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee.  Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Subsection 9(c).

(d)           Conditions.  The Committee may specify in a Grant Document any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award.  Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance.  The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or its designee until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or the Company officer stock transfer powers covering the Shares subject to the Award duly endorsed by the Grantee.  Unless otherwise provided in the Grant Document or determined by the Committee, dividends and other distributions made on Shares held in escrow shall be deposited in escrow, and held in escrow until such time as the Shares on which the distributions were made are released from escrow.  Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Shares evidenced thereby are subject to repurchase by, or conveyance to, the Company in accordance with the terms applicable to such Shares under an Award made pursuant to the Plan, and that the Shares may not be sold or otherwise transferred.

(e)           Lapse of Conditions.  Upon termination or lapse of all forfeiture conditions, the Company shall cause certificates without the legend referring to the Company’s repurchase or acquisition right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee’s surrender to the Company of the legended certificates held by the Grantee.

(f)            Rights as Shareholder.  Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 9(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and (subject to the provisions of Subsection 12(d)) to receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Grant Document.

13.           Adjustments on Changes in Capitalization.

(a)           Capitalization Adjustments.  In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of

Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) or dividends payable in shares of Common Stock, a Capitalization Adjustment may be made by the Committee as it deems appropriate in the aggregate number and/or class of shares available under the Plan, in the number of shares, class of shares and price per share subject to outstanding Grants and to any limitations on grants set forth in the Plan and stated in terms of numbers of Shares.  Unless the Committee makes other provisions for the equitable settlement of outstanding Grants, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such corporate event be entitled to receive, with respect to or upon the exercise of his or her Grant, as the case may be, the same number and kind of shares of stock or the same amount of property, cash or securities as the Grantee would have been entitled to receive upon the occurrence of any such corporate event as if the Grantee had been, immediately prior to such event, the holder of the number of shares covered by his or her Grant; provided, however, that with respect to an SAR, the Grantee shall only be entitled to receive payment in the form of property other than cash to the extent such settlement of the SAR is provided for in the applicable Grant Document.

(b)           Fractional Shares.  Any adjustment under this Section 13 in the number of Shares subject to Grants shall apply proportionately to only the unexercised portion of any Option or SAR granted hereunder.  If a fraction of a Share would result from any such adjustment, the fraction shall be eliminated, unless the Committee otherwise determines.

(c)           Committee Authority.  The Committee shall have authority to determine the Capitalization Adjustments to be made under this Section, which may include both adjustments to the number of shares and class of the Company stock to be issued in connection with or on the exercise of Grants, all Plan grant limitations stated in terms of numbers of Shares, and any such determination by the Committee shall be final, binding and conclusive.

14.           Amendments and Termination of Plan.

(a)           Amendment to and Termination of Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable or may terminate the Plan, at its discretion.  Nevertheless, the Board may not change the class of persons eligible to receive an ISO or increase the maximum number of Shares as to which Grants may be issued under the Plan, or to any individual under the Plan in any year, without obtaining approval, within twelve months before or after such action, by the shareholders in the manner required by state law.  No amendment to or termination of the Plan shall adversely affect any outstanding Grant, however, without the consent of the Grantee.

(b)           Amendment to Grant Documents.  Subject to the provisions of the Plan, the Committee shall have the right to amend any Grant Document issued to a Grantee, subject to the Grantee’s consent, if such amendment is not favorable to the Grantee or if such amendment has the effect of changing an ISO to a Non-qualified Stock Option; provided, however, that the consent of the Grantee shall not be required for any amendment made pursuant to Subsection 9(e)(i)(C) or Section 10 of the Plan, as applicable.  This Section 14(b) expressly authorizes the Committee to Re-Price any outstanding Options, including through the issuance of new Options to replace existing Options (with the consent of the Grantee if such Re-Pricing is not favorable to the Grantee), at the Committee’s discretion, taking into account such facts and circumstances as the Committee deems appropriate.

15.           No Commitment to Retain.  The making of a Grant pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee as an employee, director, consultant or advisor of the Company or any Affiliate, or in any other capacity.

16.           Withholding of Taxes.  In connection with any event relating to any Grant under the Plan, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for such Shares, or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding any Shares, funds or other property otherwise due to the Grantee.  The Company’s obligations under the Plan shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

APPENDIX E

ORLEANS HOMEBUILDERS, INC.

CASH BONUS PLAN FOR GARRY HERDLER

(Effective February 27, 2007)

Purpose

The Orleans Homebuilders, Inc. (the “Company”) Cash Bonus Plan for Garry Herdler (the “Plan”), is designed to provide Garry Herdler with a performance-based cash bonus as an incentive contingent on the achievement of corporate performance objectives linked to the Company’s financial performance and payment of any bonus hereunder it to be paid in accordance with the terms hereof and Mr. Herdler’s Employment Agreement with the Company (the “Employment Agreement”).

ARTICLE I—DEFINITIONS

1.1                                 “Board” shall mean the Board of Directors of the Company.

1.2                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.3                                 “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be designated by the Board to act as the administrative committee with respect to the Plan.

1.4                                 “Guaranteed Minimum Bonus” shall mean $300,000.

1.5                                 “Participant” shall mean Garry Herdler.

1.6                                 “Performance Period” shall mean the Plan Year.

1.7                                 “Plan Year” shall mean each of the Company’s two fiscal years beginning on July 1, 2007 and ending on June 30, 2008 and beginning on July 1, 2008 and ending on June 30, 2009.

1.8                                 “Pre-Tax, Pre-Bonus Consolidated Income” shall be equal to the Company’s net income determined in accordance with US GAAP, plus amounts deducted when determining the net income on account of (1) bonuses payable to all senior executives pursuant to the Orleans Homebuilders, Inc. Incentive Compensation Plan; (2)  all state, federal, city, municipal, capital and other similar taxes, in accordance with US GAAP; and (3) write-downs (including write-downs of good will and other intangible assets), charges (whether cash or otherwise), deposit forfeitures, or other similar accruals/expenses related to the Company’s inventory of owned or controlled lots, land, option contracts, homes, works in progress and/or other similar items.  The determination of the Company’s Pre-Tax, Pre-Bonus Consolidated Income shall be made in a manner consistent with the manner in which such amount is calculated in connection with the determination of the cash bonuses for other Company executive officers and the audited financial statements of the Company for the periods in question.

ARTICLE II—ELIGIBILITY AND PARTICIPATION

Participation in the Plan for each Plan Year shall be open only to the Participant.

ARTICLE III—PERFORMANCE GOAL

         No amount shall be payable pursuant to the Plan with respect to a Plan Year unless the Company has Pre-Tax, Pre-Bonus Consolidated Income for such Plan Year.

ARTICLE IV—DETERMINATION OF BONUS AWARDS

4.1                                 As soon as practicable following the end of a Performance Period, the Committee shall:

(a)                                  Determine whether the Company has any Pre-Tax, Pre-Bonus Consolidated Income for the Performance Period;

(b)                                 Determine the amount, if any, payable as a bonus hereunder, which shall be equal to the positive difference as determined by the Committee, if any, between (i) the sum of: (A) 0.75% of the first $100 million of Pre-Tax, Pre-Bonus Consolidated Income for the applicable Performance Period, and (B) 0.50% of any Pre-Tax, Pre-Bonus Consolidated Income in excess of $100 million for the applicable Performance Period; and (ii) the Guaranteed Minimum Bonus for the applicable Performance Period; and

(c)                                  Certify in writing (either by a separate written documentation or by recording such certification in the minutes of a meeting of the Committee) the amount of the Pre-Tax, Pre-Bonus Consolidated Income and the amount of the bonus, if any, payable to the Participant.

4.2                                 Except as may otherwise be provided in a written Employment Agreement with the Participant and notwithstanding anything to the contrary in this Article IV, no amount shall be payable under the Plan to the Participant if he is not employed by the Company or an affiliate of the Company as of the date payment is to be made.

4.3                                 A bonus award is payable hereunder only with respect to the 2008 Performance Period and the 2009 Performance Period and not any other performance period.

ARTICLE V—PAYMENT OF AWARDS

                                                The bonus award, if any, approved by the Committee pursuant to Article IV, and subject to all requirements of Article IV being satisfied, shall be paid at such time as the cash bonuses for the fiscal year equivalent to the applicable Performance Period are paid to the Company’s other executive officers (or if no cash bonuses are payable to the other executive officers, at such time as the Company customarily pays such amounts), but in no event later than 75 days following the end of the Performance Period to which such bonus relates.  Except as set forth in the Participant’s Employment Agreement with the Company, the Participant shall be eligible to receive a bonus pursuant to this Plan only if he is employed by the Company on the date the bonus payment is required to be made.

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ARTICLE VI—OTHER TERMS AND CONDITIONS

6.1                                 No bonus award shall be paid under the Plan unless and until the material terms have been disclosed to and approved by the Company’s shareholders by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law, such requirements to be interpreted in a manner consistent with the applicable provisions of Treasury Regulation Section 1.162-27, promulgated pursuant to Section 162(m) of the Code.

6.2                                 No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

6.3                                 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

6.4                                 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

ARTICLE VII—ADMINISTRATION

7.1                                 All members of the Committee shall be persons who qualify as “outside directors” as defined under Section 162(m) of the Code.

7.2                                 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

7.3                                 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.4                                 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

7.5                                 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee.  No amendment may be made to the performance criteria specified in Article III or the maximum

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bonus payable to the Participant as specified in Sections 4.1 and 4.2 without shareholder approval (except to the extent shareholder approval is not required in order for bonuses paid to the Participant to constitute qualified performance-based compensation under Section 162(m) of the Code).

7.6                                 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

7.7                                 The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

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APPENDIX F

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	ORLEANS HOMEBUILDERS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, DECEMBER 6, 2007

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey P. Orleans and Benjamin D. Goldman, or any of them, with full power of substitution, as the undersigned’s proxies and hereby authorizes them to represent and to vote, as designated herein, all the Common Stock of Orleans Homebuilders, Inc. held of record by the undersigned on the close of business on October 26, 2007, at the Annual Meeting of Stockholders to be held on Thursday, December 6, 2007 and at any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED, “FOR” THE PROPOSAL TO APPROVE THE SECOND AMENDED AND RESTATED ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED AND “FOR” THE PROPOSAL TO APPROVE THE ORLEANS HOMEBUILDERS, INC. CASH BONUS PLAN FOR GARRY HERDLER.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF POSTPONEMENT THEREOF.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above		Co-holder (if any) sign above

For All
1. ELECTION OF DIRECTORS	For	Withhold	Except
	☐	☐	☐

Nominees: Benjamin D. Goldman, Jerome S. Goodman, Robert N. Goodman, Andrew N. Heine, David Kaplan, Lewis Katz, Jeffrey P. Orleans, Robert M. Segal, John W. Temple and Michael T. Vesey.

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.  APPROVAL OF THE SECOND AMENDED AND RESTATED ORLEANS HOMEBUILDERS, INC. 2004 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED.

For	Against	Abstain
☐	☐	☐

3.  APPROVAL OF THE ORLEANS HOMEBUILDERS, INC. CASH BONS PLAN FOR GARRY HERDLER.

For	Against	Abstain
☐	☐	☐

4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

↑  Detach above card, sign, date and mail in postage paid envelope provided.  ↑

Please sign exactly as your name appears hereon, date and return promptly.  When shares are held by joint tenants, both should sign.  Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.

The above signed acknowledges receipt from Orleans Homebuilders, Inc., prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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